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                                                                   EXHIBIT 10.12


                            ASSET PURCHASE AGREEMENT

      THIS AGREEMENT is made on August 24, 2001 between Integral Vision, Inc., a Michigan corporation of 38700 Grand River Avenue, Farmington Hills, Michigan 48335 ("Parent"), Integral Vision Ltd., an English corporation of Unit 8/9 Railton Road, Woburn Rd, Industrial Estate, Kempston, Bedford MK42 7PW, and wholly owned subsidiary of Parent ("Subsidiary") ("Parent" and "Subsidiary" sometimes collectively referred to as "Seller") and n.v. DIMACO s.a., a Belgium corporation of Parc Scientifique Gembloux-Namur, 30 Ph. Lejeune, 5032 Isnes, Belgium ("Buyer").

                                   BACKGROUND

A. Seller is engaged in the business of developing and manufacturing a Full Bottle Inspection System (as defined in Section 1), a Code and Label Inspection System (as defined in Section 1), a Keg Inspection System (as defined in Section 1), a System for Tobacco Instrumentation (as defined in
      Section 1), an Inspection System for Web Based Print Quality (as defined in Section 1) and a Solar Cell Inspection System (as defined in Section 1) (the "Business"). Buyer desires to purchase, and Seller desires to sell to Buyer, the Purchased Assets (as defined in Section 1) on the terms and subject to the conditions of this Agreement.

B. The parties acknowledge that the Seller is engaged in business lines other than the Business, including but not limited to, inspection systems for the optical disc industry, inspection of label printing and digital printing other than the Code and Label Inspection System, inspection in the packaging and bottling industries other than the Full Bottle Inspection System, inspection of small flat panel displays, and the sale of various hardware and software packages that can be configured to allow end users and integrators to develop their own solutions to many simple vision inspection applications ("Unrelated Business") and this Asset Purchase Agreement does not include any assets of such Unrelated Business, including those assets which are used in both the Business and the Unrelated Business, unless specifically identified as being purchased as part of this Agreement.

C. Seller has also agreed not to compete with Buyer in the conduct of the Business as provided in a non-competition agreement in substantially the form as attached in Schedule 6.A (the "Non-competition Agreement").

                                   AGREEMENTS

      NOW, THEREFORE, in consideration of the Background and the terms and conditions set forth in this Agreement, the Seller and Buyer agree as follows:

1. Assets Purchased. At the Closing Date, Seller shall sell, assign, convey, transfer all title of ownership in, set over, and deliver to Buyer all of the following assets, rights, and


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      interests used in the Business. These include the following (collectively, the "Purchased Assets"):

      A. The Full Bottle Inspection System which shall mean a product developed only to inspect clear PET bottles at the end of a filling line, and which performs all of the following checks: label identification (i.e, is it the correct label), label placement, fill level, cap colour, cap position, cap skew and tamper evident seal ("Full Bottle Inspection System" or "FBIS").

      B. Code and Label Inspection System which shall mean a product developed only to inspect the front and back labels on fillings lines, and which performs all of the following checks: label identification, label position, label skew, date/lot code verification and gross label damage ("Code and Label Inspection System").

      C. Keg Inspection System which shall mean a product developed only to inspect beer kegs for leaks, missing spears, cap presence/absence, label identification and foreign keg detection ("Keg Inspection System").

      D. A System for Tobacco Instrumentation which shall mean a product developed only to measure the diameter, ovality, length and filter position of cigarettes as part of a complete tobacco instrumentation system ("System for Tobacco Instrumentation").

      E. An Inspection System for Web Based Print Quality which shall mean a product developed only to inspect the quality of labels printed directly onto a continuous roll of material (web) ("Inspection System for Web Based Print Quality").

      F. A Solar Cell Inspection System which shall mean a machine vision system for the alignment, breakage check and print quality inspection of solar panels.

      G. The items of good and saleable inventory being used to complete Work in Process orders for the Business which are listed on Schedule 1.G ("WIP Inventory"), and any consigned inventory listed on Schedule 1.G ("Consigned Inventory") (the WIP Inventory and the Consigned Inventory collectively referred to as "Inventory"). Provided however, the WIP Inventory to complete the Buyer's orders, which Buyer's orders are separately listed on the attached Schedule 1.K.(1), sub (2), is excluded;

      H. Except as provided on Schedule 1.H, all Seller's right, title, benefit, and interest in and to application codes, improvements, designs, prototypes, trade secrets, manufacturing and engineering drawings, process sheets, specifications, bills of material, formulae and secret and confidential processes, know-how, technology, and other industrial property (whether patentable or unpatentable) used exclusively in the Business (the "Intellectual Property").


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      I.    A paid-up, non-exclusive license, in the form attached as Exhibit
            1.H-A, to use the tools and source codes owned by Parent which are listed under the heading "Parent Owned Tools to be Licensed to Buyer" on Schedule 1.H.

      J. The fixed assets listed on Schedule 1.J ("Fixed Assets"), which are located at Seller's U.K. location.

      K.    The full benefit of:

            (1) Any and all purchase orders placed with and accepted by Seller on or before the Closing Date in connection with the Business that have not been completely performed or filled before the Closing Date, covering the purchase from Seller of products to be supplied by Seller in the Business, or covering the rendition by Seller of service on products supplied by Seller in the Business and including all deposits, progress payments, and credits of the Business, as set forth on Schedule 1.K.(1), except for the Buyer's orders listed on the attached Schedule 1.K.(1), sub (2), which Buyer's orders shall be subject to the Manufacturing Agreement between Buyer and Seller, which Manufacturing Agreement shall be in the form of Schedule 6.D; and

            (2) The purchase orders listed on Schedule 1.K.(2) placed by Seller prior to the Closing Date in connection with the Business that have not been completely performed before the Closing Date, covering Seller's purchase of inventory, supplies, or materials in the ordinary course of business.

            (All the items listed in this Section 1.K are the "Contracts and Commitments").

      L. All records and lists used exclusively in the Business that pertain directly or indirectly, in whole or in part, to any one or more of the following: the Seller's Business customers, suppliers, advertising, promotional material, sales, services, delivery, and operations.

      M. All security deposits and similar items in connection with the Business, in the amount accrued as of the Closing Date.

      Seller shall update all Schedules described in this Section 1, where appropriate, as of the Closing Date.

2. Excluded Assets. Buyer is not purchasing any Excluded Assets from Seller. "Excluded Assets" means:

      A. All of Seller's books of account (although copies of such books and records relating to the Business shall, on reasonable request made by representatives of Buyer, be provided to Buyer);


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      B.    Claims for refunds of federal and state income taxes, tax credits of any kind;

      C.    Cash or cash equivalents;

      D. Patents, software and source codes for such software as to which Buyer is specifically granted only a license, as listed under the heading "Parent owned Tools to be Licensed to Buyer" on Schedule 1.H;

      E. The name "Intelicheck" or "Integral Vision, Inc.", or "Integral Vision Ltd," or any assumed names, trade names or variations thereof;

      F. The WIP Inventory for the Buyer's orders, and the Buyer's orders, as such Buyer's orders are listed on Schedule 1.K.(1), sub (2), and

      G.    The Unrelated Business.

3. Liabilities Assumed. Seller agrees that Buyer assumes no liabilities of Seller, whether accrued, absolute, contingent, known, unknown, or otherwise, except for any executory obligations of Seller's continued performance arising in the ordinary course of business under any Contracts and Commitments of the Business that become performable or payable on or after the Closing Date that have been purchased by the Buyer pursuant to this Agreement, and except for the lease of the Subsidiary's U.K. premises pursuant to the terms set forth in Section 6.C.

      (All of the items listed in this Section 3 are "Assumed Liabilities")

4.    Purchase Price for Purchased Assets.

      A. Purchase Price. The purchase price to be paid by Buyer to Seller for the Purchased Assets the Noncompetition Agreement pursuant to
            Section 6.A and the License for the Parent Owned Tools (listed on
            Schedule 1.H) (the "Purchase Price") shall, in addition to the Assumed Liabilities, if any, be the total of the following:

            (1) Inventory. For the Inventory, the sum of Eight Thousand Seven Hundred Sixty Seven Pounds Sterling (L8,767.00), as may be adjusted pursuant to paragraph 5.

            (2) Fixed Assets. For the Fixed Assets, the sum of Eighty Eight Thousand Five Hundred Sixty Pounds Sterling and 70 pence (L88,560.70);

            (3) Inspection System. As partial payment for the application code for the Full Bottle Inspection System, Buyer will pay Two Thousand Five Hundred (2500) Euros for each Full Bottle Inspection System sold by Buyer for the three years immediately following the Closing.


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            (4)   Remaining Purchased Assets. For the balance of the Purchased
                  Assets, including the Noncompetition Agreement, the sum of Three Hundred Sixty Thousand Eight Hundred Twenty One Dollars and Thirty Nine Cents ($360,821.39US).

      B. Payment of Purchase Price. Buyer shall pay the Purchase Price, on the Closing Date as follows:

            (1)   As to the Purchase Price set forth in Sections 4.A(1), (2) and
                  (4), above, Buyer shall deliver to Subsidiary an amount equal to the amounts set forth in Sections 4.A (1) and (2) and to the Parent an amount equal to Three Hundred Sixty Thousand Eight Hundred Twenty One Dollars and Thirty Nine Cents ($360,821.39) US Dollars, both by cashier's or certified check or wire transfer ("Readily Available Funds").

            (2) The payment due under 4.A(3) shall be paid by Buyer to Parent within 30 days following the sale of any FBIS in U.S. dollars with conversion at the rate published in the Wall Street Journal on a date within 3 business days of the date of payment. Seller shall have the right to review, or have its agents review, Buyer's books and records at any time during normal working hours in order to insure compliance with this provision.

      C. Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in accordance with attached Schedule 4.C. Buyer and Seller agree to file all returns and reports in a manner consistent with the allocations in this Section.

5. Adjustment to Purchase Price for Inventory. Seller shall conduct a physical inventory of the Inventory listed on Schedule 1.G as of the Closing Date or other agreed upon date as soon as practicable on or after Closing. Buyer shall be able to observe the taking of such inventory. A copy of such Inventory shall be delivered to Buyer, along with (i) the breakdown of the actual direct cost incurred by Seller for the WIP Inventory used as of the Closing Date toward completion of the Work in Process orders for the Business, and (ii) the Seller's listed cost of the Consigned Inventory. If the actual direct cost incurred by Seller for the WIP Inventory plus the Seller's listed cost of the Consigned Inventory differs from the sum set forth in 4.A.(1), such difference shall be paid by Buyer or Subsidiary, as the case may be, to the other, in readily available Pound Sterling funds, within 10 days of the date of delivery of the copy of the Inventory by Seller to Buyer.

6.    Related Agreements.

      A. Non-competition Agreement At the Closing, Seller shall execute and deliver to Buyer the Non-competition Agreement in the form attached as Schedule 6.A.

      B. License Agreement The License Agreement attached as Exhibit 1.H-A granting Buyer and DIMACO U.K. Ltd. a paid-up, nonexclusive license in the specified


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            software, shall be signed and delivered at Closing by the parties to the License Agreement.

      C.    Lease Agreement.

            (1) The parties shall endeavor to have the Assignment of Lease Agreement attached as Schedule 6.C, whereby Buyer assumes all of Seller's rights and obligations pursuant to the Lease for units 8 and 9 of the Subsidiary's U.K. premises, to be signed and delivered by the parties to it at Closing. Provided however, in such event, Seller shall pay Buyer the rent for Unit 9, as such rent comes due each quarter, for the remainder of the present term of the lease of Unit 9 or until Unit 9 is sublet, whichever shall first occur.

            (2) In the event the Assignment of Lease Agreement is not able to be signed and delivered by the parties to it, Buyer and Subsidiary shall sign the Sublease of Lease Agreement in the form of Schedule 6.C-1 whereby Buyer sub-leases all of Seller's rights and obligations pursuant to the lease for Unit 8 of the Subsidiary's U.K. premises.

            (3) Seller shall pay the solicitor's fees incurred by the U.K. premises landlords in reviewing Schedule 6.C or Schedule 6.C-1, as the case may be.

      D. Manufacturing Agreement. The Manufacturing Agreement in the form attached as Schedule 6.D, shall be executed and delivered by the parties to it at Closing.

      (All of the Agreements contained in this Section 6 are hereinafter referred to collectively as "Related Agreements.")

7. Delivery Free of Encumbrances. Seller shall deliver good title to the Purchased Assets free and clear of all mortgages, liens, claims, demands, charges, options, equity interests, leases, tenancies, easements, pledges, security interests, and other encumbrances ("Encumbrances"), except for any Assumed Liabilities that results in any Encumbrance.

8.    Preclosing Actions. Before the Closing Date:

      A. Conduct of Business. Seller shall carry on and conduct the Business only in the ordinary course consistent with past practices, without any change in the policies, practices, and methods that Seller pursued before the date of this Agreement. Seller will use its best efforts to preserve the Business organization intact; to preserve the relationships with Seller's customers, suppliers, and others having business dealings with it; and to preserve the services of Seller's agents and representatives. Without limitation of the foregoing, (i) Seller shall not undertake any action without the prior written consent of Buyer that, if taken before the date of this Agreement, would have been required to be disclosed on any Schedule to


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            this Agreement; and (ii) Seller will not alter the physical content or character of any of the Business' Inventory so as to affect the nature of the Business or result in a change in the total dollar valuation of the Inventory or otherwise take action or refrain from taking action that would result in any change in the Purchased Assets or Assumed Liabilities, other than in the ordinary course of business consistent with past practices.

      B. Accuracy of Representations and Warranties and Satisfaction of Conditions. Seller will immediately advise Buyer in writing if (i) Seller's representations or warranties are untrue or incorrect in any material respect or (ii) Seller becomes aware of the occurrence of any event or of any state of facts that results in any of the representations and warranties of Seller being untrue or incorrect as if Seller were then making them. Seller will not take any action, or omit to take any action, that would cause Seller's representations and warranties set forth in this Agreement to be untrue or incorrect as of the Closing Date. Seller will use its best efforts to cause all conditions within its control that are set forth in Section 9 to be satisfied as promptly as practicable under the circumstances.

9. Conditions Precedent to Buyer's Obligations. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment (or waiver by Buyer) before or at the Closing of each of the following conditions:

      A. Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement and all Related Agreements shall be true and correct at and as of the Closing Date as though such representations and warranties were made on that date.

      B. Performance of Covenants. The Seller shall have in all respects performed and complied with all covenants, agreements, and conditions that this Agreement and all related documents require to be performed or complied with before or on the Closing Date, specifically including all of the Related Agreements referred to in
            Section 6.

      C. No Casualty. Prior to the Closing Date, Seller shall not have incurred, or be threatened with, a material liability or casualty that would materially impair the value of the Purchased Assets.

      D. Instruments of Transfer, etc. Effective as of the Closing Date, Seller shall have delivered to Buyer all bills of sale, general instruments of transfer, conveyances, assurances, transfers, assignments, approvals, consents, and any other instruments and documents containing the usual and customary covenants and warranties of title and that shall be convenient, necessary, or reasonably required to effectively transfer the Purchased Assets to Buyer with good title, free and clear of all Encumbrances.

      E. Certificates Regarding Conditions Precedent. Seller shall have delivered to Buyer


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            certificates of the Seller certifying that as of the Closing Date all of the conditions set forth in this Section, except those totally within the Buyer's control, have been satisfied.

      F. No Litigation. No action, suit, proceeding, or investigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, (i) to restrain or prevent the carrying out of the transactions contemplated by this Agreement, or (ii) that might affect Buyer's right to own, operate, and control the Purchased Assets after the Closing Date.

      G. Consents. Seller shall have obtained, in writing, all consents necessary to consummate or to facilitate consummation of this Agreement and any related transactions. The consents shall be delivered to Buyer before Closing and shall be reasonably acceptable to Buyer in form and substance. In the event Seller is unable to obtain consents to the assignment of any customer purchase order, Seller will act as Buyer's agent in fulfilling such orders.

      H. Board Approval. The Boards of Directors of the Seller and Buyer shall have taken the necessary Board action approving this transaction.

      I. Other Documents and Instruments. Buyer shall have received such other documents and instruments as it has reasonably requested.

      J. Approvals by Buyer's Counsel. Buyer's counsel shall reasonably approve all legal matters and the form and substance of all documents that Buyer or Seller are to deliver at the Closing.

10. Conditions Precedent to Seller's Obligations. Seller's obligations to consummate the transactions contemplated by this Agreement are subject to the fulfillment of each of the following conditions before or at the Closing Date:

      A. Accuracy of Representations and Warranties. Buyer's representations and warranties contained in this Agreement and all Related Agreements shall be true and correct at and as of the Closing Date as though such representations and warranties were made at the Closing.

      B. Performance of Covenants. Prior to and at the Closing Date, Buyer shall have in all respects performed and complied with its obligations under all the covenants, agreements, and conditions that this Agreement and all Related Agreements require.

      C. Board Approval. The Boards of Directors of the Seller and Buyer shall have taken the necessary action approving this transaction.

      D. Other Documents and Instruments. Seller shall have received such other documents and instruments as it has reasonably requested.


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      E.    Approvals by Seller's Counsel. Seller's counsel shall reasonably approve all legal matters and the form and substance of all documents that Buyer or Seller are to deliver at the Closing.

11.   Closing Matters.

      A. Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Subsidiary at 10:00 a.m. US Eastern Standard Time on August 24, 2001 or at such other place and time and/or on such other date and time as the parties may agree upon (the "Closing Date").

      B. Updated Schedule. Certain Schedules will need to be up-dated to the Closing Date. This shall include Schedules 1.K.(1) (Customer Orders), 1.K.(2) (Vendor Orders) and 12.O (Progress Payments) and shall include only those changes that have occurred in the ordinary course of business consistent with past practices.

      C. Certain Closing Expenses; Prorations. Seller shall be liable for and shall pay all US, Michigan, and local sales, use, excise, and documentary stamp taxes and all other taxes, duties, or other like charges properly payable on and in connection with Seller's conveyance and transfer of the Purchased Assets to Buyer. It is agreed, however, that Buyer shall be responsible for any VAT, export or import taxes associated with transferring the Inventory. Personal property taxes and other service contracts assumed by Buyer shall be prorated ratably as of the Closing Date. To the extent practicable, all such prorations shall be computed and paid at the Closing, and to the extent not practicable, as soon as practicable thereafter.

      D. Further Assurances. Seller shall cooperate with and assist Buyer with the transfer of the Purchased Assets under this Agreement and take all other reasonable actions to assure that the Business is smoothly transferred to Buyer. From time to time after the Closing Date, Seller shall, at the request of Buyer, execute and deliver such additional conveyances, transfers, documents, instruments, assignments, applications, certifications, papers, and other assurances that Buyer requests as necessary, appropriate, convenient, useful or desirable to effectively carry out the intent of this Agreement and to transfer the Purchased Assets to Buyer.

12. Seller's Representations and Warranties. As of the Closing, the Seller represents and warrants to Buyer, and acknowledges and confirms, that Buyer is relying on these representations and warranties in entering into this Agreement:

      A. Organization and Standing. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan, Subsidiary is a corporation duly organized, validly existing and in good standing under English law, and Seller has all requisite power and authority (corporate and


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            otherwise) to own its properties and conduct its business as it is now being conducted.

      B. Authorization. Seller has all requisite power and authority (corporate and otherwise), all requisite legal capacity (i) to execute, deliver, and perform this Agreement and the Related Agreements and (ii) to consummate the transactions contemplated under this Agreement and the Related Agreements. Seller has taken, or will have taken at the time of the Closing, all necessary corporate action (including the approval of its board of directors) to approve the execution, delivery, and performance of this Agreement and the Related Agreements to be executed and delivered by it and the consummation of the transactions contemplated in this Agreement. This Agreement is, and the Related Agreements when executed and delivered by the parties to them, will be legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with the Agreement and Related Agreement's respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditors' rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

      C.    Existing Agreements and Governmental Approvals.

            (1) Except as provided in Schedule 12.C.(1) the execution, delivery, and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated by them:

                  a. Do not and will not violate any provisions of law applicable to the Seller, the Business, or the Purchased Assets;

                  b. As of the Closing, does not and will not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time or both) Seller's Articles of Incorporation or Bylaws, or any indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement or any order, judgment, arbitration award, or decree to which the Seller is a party or by which it or any of its assets and properties are bound (including, without limitation, the Purchased Assets); and

                  c. Do not and will not result in the creation of any Encumbrance on the Seller's properties, assets, or Business (including, without limitation, the Purchased Assets).

            (2) No approval, authority, or consent of, or filing by, the Seller with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, partnership, individual, or other entity is necessary:


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                  a.    To authorize the execution and delivery of this
                        Agreement or any of the Related Agreements by the Seller,

                  b. To authorize the consummation of the transactions contemplated by this Agreement or any of the Related Agreements by the Seller, or

                  c. To continue Buyer's use and operation of the Purchased Assets after the Closing Date.

      D. Financial Statements. Seller has delivered to Buyer, and Buyer acknowledges receipt of, the financial statements on the Business listed in Schedule 12.D, dated December 31, 2000 (audited) and June 30, 2001 (unaudited, internally prepared) (the " Financial Statements").

      E. No Undisclosed Liabilities. Except as otherwise disclosed in the Financial Statements or any Schedules to this Agreement, and to the Best of Seller's Knowledge, Seller does not have any liabilities or obligations related to the Business, whether accrued, absolute, contingent, or otherwise, and there exists no fact or circumstance that could give rise to any such liabilities or obligations in the future.

      F.    Conduct of Business. Except as otherwise disclosed on attached
            Schedule 12.F, or any Schedules in this Agreement, since June 30, 2001, Seller has not:

            (1) Entered into, materially amended, or terminated any contract, license, lease, commitment, or permit, involving the Business, except in the ordinary course of business consistent with past practices;

            (2) Incurred or become subject to any obligation or liability (absolute, accrued, contingent, or otherwise), involving the Business, except (1) in the ordinary course of business consistent with past practices and (2) in connection with the performance of this Agreement;

            (3) Mortgaged, pledged, or subjected to any Encumbrance any of the Purchased Assets;

            (4) Sold, transferred, or agreed to sell or transfer any asset, property, or business; canceled or agreed to cancel any debt or claim; or waived any right involving the Business, except in the ordinary course of business consistent with past practices;

            (5) Disposed of or permitted to lapse any Intellectual Property of the Business;


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            (6)   Experienced any material damage, destruction, or loss (whether or not covered by insurance) affecting its properties, assets, or Business that is the subject of this Agreement;

            (7) Entered into any other transaction other than in the ordinary course of business consistent with past practices in connection with the Business; and

            (8)   Agreed or committed to do any of the foregoing.

      G. No Adverse Changes. Since June 30, 2001 there has not been, to the Best Knowledge of the Seller, any occurrence, condition, or development that has adversely affected, or is likely to adversely affect, Seller, its prospects, its condition (financial or otherwise), its affairs, its operations, the Business, or the Purchased Assets.

      H. Contracts. Except for the contracts, commitments or leases listed on Schedules 1.K.(1), 1.K.(2), 12.H or any other Schedule of this Agreement, Seller is not a party to nor bound by any agreement or commitment that affects the Business, the Purchased Assets, or the Assumed Liabilities which has a value of more than $10,000 or will last for more than one year from the Closing Date (all these contracts and commitments referred to as "Significant Contracts"). All Significant Contracts are valid and binding obligations of the parties thereto in accordance with their respective terms. No default or alleged default exists on the part of Seller, nor, to the Best Knowledge of Seller, on the part of any other party, under any of the Significant Contracts. True and complete copies of all Significant Contracts have been delivered to Buyer.

      I. Title to Purchased Assets. Seller is the sole and absolute owner of the Purchased Assets and has good title to all of the Purchased Assets, which are, or will be at the time of the Closing, free and clear of any and all Encumbrances. Schedule 12.I lists or describes all property used in the conduct of the Business that is owned by or an interest in which is claimed by any other person (whether a customer, supplier, or other person) and for which Seller is responsible, together with copies of all related agreements. All such assets are situated on the Premises or other of Seller's facilities, except for Consigned Inventory, and to the Best of Seller's Knowledge is in such condition that upon return to its owner, Buyer will not be liable in any amount to the owner.

      J. Condition of Purchased Assets. The Inventory and the Fixed Assets are in good condition (except as may have been so recorded on the books and records of the Seller), and are usable or saleable in the usual and ordinary course of business. The Inventory and the Fixed Assets are situated at the Seller's facilities unless specifically disclosed to Buyer.

      K.    Taxes.

            (1) For the purposes of this Section, "Tax" or "Taxes" shall mean all foreign, federal, state, county, local, and other taxes (including, without limitation, income taxes; premium taxes; single-business taxes; excise taxes; sales taxes; use taxes; value-added taxes; gross receipts taxes; franchise taxes; ad valorem taxes; real estate taxes; severance taxes; capital levy taxes; transfer taxes; stamp taxes; employment, unemployment, and payroll-related taxes; withholding taxes; and governmental charges and assessments), and include interest, additions to tax, and penalties.

            (2) As it relates to the Business and the Purchased Assets, Seller has filed on a timely basis all Tax returns it is required to file under foreign, federal, state, or local law and has paid or established an adequate reserve with respect to all Taxes for the periods covered by such returns. No agreements have been made by or on behalf of Seller for any waiver or for the extension of any statute of limitations governing the time of assessment or collection of any Taxes. Except as disclosed on
                  Schedule 12.L, Seller and its officers have received no notice of any pending or threatened audit by the IRS or any foreign, state or local agency related to Seller's Tax returns or Tax liability for any period, and no claim for assessment or collection of Taxes has been asserted against Seller. There are no federal, state, or local tax liens outstanding against any of Seller's assets (including, without limitation, the Purchased Assets) or the Business.

      L. Litigation. Except as disclosed on Schedule 12.L, there are no claims, disputes, actions, suits, proceedings, or investigations pending or, to the Best Knowledge of the Seller, threatened against or affecting Seller, involving the Business or the Purchased Assets.

      M. Product Liability. No known defect or deficiency exists in any of the products manufactured or sold by Seller in the Business, or in any finished Inventory of the Business, that could give rise to any liabilities or claims for breach of warranty, product liability, or similar liabilities or claims.

      N. Compliance with Laws. At all times prior to the Closing Date, except as disclosed on Schedule 12.L, Seller has, to the Best of Seller Knowledge, complied with all laws, orders, regulations, rules, decrees, and ordinances affecting to any extent or in any manner any aspects of the Business or the Purchased Assets.

      O. Progress Payments. Attached Schedule 12.O contains a true and complete list and description of all security deposits, progress payments, and the like that Seller has received relating in any way to any purchase orders, leases, or other agreements that are part of the Business.

      P. No Brokers. Seller has not engaged, and is not responsible for any payment to, any finder, broker, or consultant in connection with the transactions contemplated by this Agreement.

      Q. Intellectual Property. Schedule 12.Q lists all Intellectual Property of the Seller that Seller directly or indirectly owns, licenses, uses, requires for use, or controls in whole or in part and all licenses and other agreements allowing Seller to use the intellectual property of third parties in connection with the Business. Seller does not own, directly or indirectly, or use any patents, copyrights, trademarks, or service marks in the Business except as listed. Except as set forth in Schedule 12.Q, Seller is the sole and exclusive owner of the Intellectual Property, free and clear of all Encumbrances. Buyer acknowledges that the non-owned software listed on Schedule 12.Q is readily available in the open market and will not be transferred by Seller. Except as set forth in
            Schedule 12.Q, to the Best Knowledge of the Seller, none of the Seller's Intellectual Property infringes on any other person's intellectual property and no activity of any other person infringes on any of the Intellectual Property. Seller's manufacturing and engineering drawings, process sheets, specifications, bills of material, trade secrets, "know-how," and like data used in the Business are in such form and of such quality that they can, following the Closing Date, be used in the process of designing, producing, manufacturing, assembling, and selling the products and providing the services previously provided by Seller so that such products and services meet applicable specifications and conform with the quality standards Seller previously met or was required to meet.

      R. Employee Matters. Seller shall use its best efforts to assist Buyer in obtaining the agreement of the employees listed on Schedule 14 to remain employed by Buyer or DIMACO U.K. Ltd.

13. Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

      A. Organization and Standing. Buyer is a stock corporation duly formed and in good standing under the laws of Belgium, and has all the requisite power and authority (corporate and otherwise) to own its properties and to conduct its business as it is now being conducted.

      B. Authorization. Buyer has taken all necessary corporate action (i) to duly approve the execution, delivery, and performance of this Agreement and the Related Agreements and (ii) to consummate any related transactions. Buyer has duly executed and delivered this Agreement. This Agreement is, and the Related Agreements when executed and delivered by the parties to them will be, legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium, or similar laws relating to the enforcement of creditor's rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

      C.    Existing Agreements and Governmental Approvals.

            (1) The execution, delivery, and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated by this Agreement:

                  a. Do not and will not violate any provisions of the law applicable to Buyer;

                  b. Do not and will not conflict with, result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time, or both) Buyer's Articles of Incorporation or Bylaws or any indenture, mortgage, lease, deed of trust, or other instrument, contract, or agreement or any order, judgment, arbitration award, or decree to which Buyer is a party or by which it or any of its assets and properties are bound; and

                  c. Except for financing in connection with this Agreement, do not and will not result in the creation of any Encumbrance on any of the Buyer's properties, assets, or business.

      D. No Additional Approval. No approval, authority, or consent of, or filing by Buyer with, or notification to, any federal, state, or local court, authority, or governmental or regulatory body or agency or any other corporation, partnership, individual, or other entity is necessary:

            (1) To authorize Buyer's execution and delivery of this Agreement and Related Agreements; or

            (2) To authorize Buyer's consummation of the transactions contemplated by this Agreement and the Related Agreements.

14. Employees. Buyer agrees that it or one of its Affiliates will hire those of Seller's employees employed in the Business at the U.K premises who are listed on Schedule 14. Affiliates means any legal entity, at least 50% owned or controlled, directly by Mr. Luc Tricot or by n.v DIMACO s.a., either individually or collectively (but only so long as such ownership or control equity interest exists).

15.   Indemnification.

      A. Seller. Seller shall defend, indemnify, and hold harmless Buyer and its directors, officers, shareholders, successors, and assigns from and against any and all costs, losses, claims, suits, actions, assessments, diminution in value, liabilities, fines, penalties, damages (compensatory, consequential, and other), and expenses

            (including reasonable legal fees) in connection with or resulting from:

            (1) Except as otherwise expressly assumed by Buyer in the Agreement, all debts, liabilities, and obligations of Seller, whether accrued, absolute, contingent, known, unknown, or otherwise, but excluding any Assumed Liabilities.

            (2) Any inaccuracy in any representation or breach of any warranty of Seller contained in this Agreement or any Related Agreement.

            (3) Any failure by Seller to perform or observe in full, or to have performed or observed in full, any covenant, agreement, or condition to be performed or observed by Seller under this Agreement or any Related Agreement.

            Provided, however, such indemnification shall be limited to the total of the Purchase Price plus all monies paid by Buyer under any Related Agreement.

      B. Buyer. Buyer shall defend, indemnify, and hold harmless Seller and its directors, officers, shareholders, successors, and assigns from and against any and all costs, losses, claims, suits, actions, assessments, diminution in value, liabilities, fines, penalties, damages (compensatory, consequential, and other), and expenses (including reasonable legal fees) in connection with or resulting from:

            (1) All debts, liabilities, and obligations of Buyer, whether accrued, absolute, contingent, known, unknown, or otherwise.

            (2) Any inaccuracy in any representation or breach of any warranty of Buyer or DIMACO U.K. Ltd. contained in this Agreement or any Related Agreement.

            (3) Any failure by Buyer or DIMACO U.K. Ltd. to perform or observe in full, or to have performed or observed in full, any covenant, agreement, or condition to be performed or observed by the Buyer or DIMACO U.K. Ltd. under this Agreement or any Related Agreement.

      C.    Notice of Claim. Each person entitled to indemnification under this
            Section 15 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be available or sought, and shall permit the Indemnifying Party to participate in the defense of any such claim or any resulting litigation, and the Indemnifying Party may participate in such defense at such party's expense. The failure of any Indemnified Party to give the notice required by this Agreement shall not relieve the Indemnifying Party of its obligations unless such failure results in actual detriment to the Indemnifying Party. In the event that a claim or litigation is partially, but not wholly covered by an indemnity set forth in this
            Section 15 the

            Indemnified and the Indemnifying Parties shall share in the resulting losses in proportion to their respective liabilities. Except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement which does not include a release of such Indemnified Party from all liability in respect to such claim or litigation to the extent it is covered by the indemnity in this Section 15.

      D. Limit of Liability. Neither party shall have any liability (for indemnification or otherwise) under this Section 15 except to the extent that the total of all Damages exceeds Twenty Five Thousand Dollars and No Cents ($25,000.00US).

16. Expenses. Each of the parties shall pay all of the costs that it incurs incident to the preparation, execution, and delivery of this Agreement and the performance of any related obligations, whether or not the transactions contemplated by this Agreement shall be consummated, except that all such costs and all such liabilities of Seller other than the Assumed Liabilities, including, without limitation, Tax liabilities, shall be paid out of the proceeds of the Purchase Price.

17. Risk of Loss. The risk of loss of or damage to the Purchased Assets from fire or other casualty or cause shall be on Seller at all times up to the Closing Date, and it shall be the responsibility of Seller to repair, or cause to be repaired, and to restore the property to the condition it was before the loss or damage.

18.   Termination.

      A. This Agreement may be terminated at any time before the Closing Date as follows:

            (1)   By Buyer and Seller in a written instrument.

            (2) By either Buyer or Seller if the Closing does not occur on the Closing Date.

            (3) By Buyer or Seller if there has been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other, and this breach by its nature cannot be cured before the Closing.

            (4) By Buyer or Seller if there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other, and this breach is not cured within ten
                  (10) business days after the breaching party receive written notice of the breach from the other party.

      B. If terminated as provided in Section 18, this Agreement shall forthwith become void and have no effect, except for Sections 18.C and except that no party shall be relieved or released from any liabilities or damages arising out of the party's breach of any provision of this Agreement or of the Confidentiality Agreement between the parties dated April 30, 2001.

      C. Buyer warrants and agrees that if this Agreement is terminated pursuant to Section 18, each party will not, during the two (2) year period following the termination, directly or indirectly solicit any employee of the other party to leave the other party's employment.

19.   Miscellaneous Provisions.

      A. Representations and Warranties. All representations, warranties, and agreements made by the parties pursuant to this Agreement shall survive the consummation of the transactions contemplated by this Agreement for two (2) years after the Closing date.

      B. Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed given (i) when personally delivered or sent by facsimile transmission to the party to be given the notice or other communication or (ii) on the business day following the day such notice or other communication is sent by overnight courier to the following:

            If to Seller:    Charles J. Drake
                             Integral Vision, Inc.
                             38700 Grand River Avenue,
                             Farmington Hills, Michigan 48335
                             (248) 471-2660 Phone Number
                             (248) 615-2971 Fax Number;

            If to Buyer:     Luc Tricot
                             n.v. DIMACO s.a.
                             Parc Scientifique Gembloux-Namur
                             30, Ph. Lejeune
                             5032 Isnes
                             Belgium
                             32 81 569909 Phone Number
                             32 81 569919 Fax Number;

            or to such other address or facsimile number that the parties may designate in writing.

      C. Assignment. Neither Seller nor Buyer shall assign this Agreement, or any interest in it, without the prior written consent of the other.

      D. Parties in Interest. This Agreement shall inure to the benefit of, and be binding on, the named parties and their respective successors and permitted assigns, but any other person.

      E. Choice of Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Michigan, without regard to choice of law.

      F. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each counterpart were on the same instrument.

      G. Entire Agreement. This Agreement, all Related Agreements and all related documents, schedules, exhibits, or certificates represent the entire understanding and agreement between the parties with respect to the subject matter and supersede all prior agreements or negotiations between the parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement and that is signed by the party against whom enforcement of any such amendment, supplement, or modification is sought.

      H.    Mediation and Arbitration.

            (1) Any dispute, controversy, or claim arising out of or relating to this Agreement or relating to the breach, termination, or invalidity of this Agreement, whether arising in contract, tort, or otherwise, that cannot be resolved by the parities, the matter will be submitted to mediation under the then current Mediation Rules of the American Arbitration Association.

            (2) If the matter is not resolved by such mediation, the matter shall, at the request of any party, be resolved in binding arbitration. Any arbitration shall proceed in accordance with the current Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA") to the extent that the Arbitration Rules do not conflict with any provision of this Section.

            (3) No provision of or the exercise of any rights under this Section shall limit the right of any party to seek and obtain provisional or ancillary remedies (such as injunctive relief, attachment, or the appointment of a receiver) from any court having jurisdiction before, during, or after the pendency of an arbitration proceeding under this Section. The institution and maintenance of any such action or proceeding shall not constitute a waiver of the right of any party (including the party taking the action or instituting the proceeding) to submit a dispute, controversy, or claim to arbitration under this Section.

            (4) Any award, order, or judgment made pursuant to arbitration shall be deemed final and may be entered in any court having jurisdiction over the enforcement of the award, order, or judgment.

            (5) The arbitration shall be held before one arbitrator knowledgeable in the general subject matter of the dispute, controversy, or claim and selected by AAA in accordance with the Arbitration Rules.

            (6) The arbitration shall be held at the office of AAA located in Detroit, Michigan (as the same may be from time to time relocated), or at another place the parties agree on.

            (7) In any arbitration proceeding under this Section, subject to the award of the arbitrator(s), each party shall pay all its own expenses and an equal share of the fees and expenses of the arbitrator. The arbitrator shall have the power to award recovery of costs and fees (including reasonable attorney fees, administrative and AAA fees, and arbitrator's fees) among the parties as the arbitrator determines to be equitable under the circumstances.

The parties have executed this Agreement on the date set forth on the first page of this Agreement.


SELLER                                          BUYER:
Integral Vision, Inc.                           n.v. DIMACO s.a.


By:                                             By:
     ----------------------------                  -----------------------------
     Charles J. Drake
Its: Chairman                                   Its:
                                                    ----------------------------


Integral Vision Ltd.


By:
     ----------------------------
     Charles J. Drake
Its:
     ----------------------------
     Director

                                    SCHEDULES
                            SCHEDULE 1.G - INVENTORY
                           (See Page 2 for discussion)

(1) WIP Inventory

List of Inventory Located at U.K. Premises Which Will be Transferred to Buyer

Customer      IV Order #      Qty      Part #        Cost
Gillette      107             1        990-5014      BPS 2,887

This Gillette Order may be shipped and moved to Consignment Inventory by Closing.


(2) Consigned Inventory

List of Consigned Inventory Which Will be Transferred to Buyer

CUSTOMER      IV ORDER #      QTY      PART #        COST
Gillette      109             1        990-5021      BPS 5,880

               SCHEDULE 1.H - INTELLECTUAL PROPERTY NOT BEING SOLD
                       ( See page 2 and 4 for discussion)

1.    Parent Owned Tools to be Licensed to Buyer

Tools and access to the Source Codes for the Tools For Which a Paid-up, Non-exclusive, Non-assignable License is Being Granted to Buyer and DIMACO U.K. Ltd. from Parent in the Form of Exhibit 1.H-A

FEATURE FIND - A software program that locates and provides data about a trained pattern of light intensity within a defined region of interest in an image

EDGE - A software program that locates and provides data about a transition in light intensity over a linear region within a defined region of interest in an image

BLOB - A software program that locates and provides data about regions having light intensity within a defined range within a defined region of interest in an image

LIGHTMETER - A software program that provides a histogram of light intensity within a region of interest

TEMPLATE - A software program that compares an image with a stored image and reports the differences

WARP ENGINE - A software program that compensates for linear distortions resulting from acquiring an image from a round object

CALIPER - A software program that determines the distance between two edges within a defined region of interest in an image

COLOUR METER - A software program that provides a numerical representation of the difference between the trained colour and the inspected colour

INTELLIGENT COLOUR HISTOGRAM - A software program that compares the colour histogram inspected with trained reference libraries to determine a probability of the inspected imaged matching a reference image

2.    Tools which Parent Distributes:

      Buyer will purchase either direct from Seller or from any third party at conditions to be determined by the parties, all of the following Tools needed by Buyer in the Business:

      CVB Image Manager- distributed by Parent
      CVB Minos - distributed by Parent
      IVC/Imagineer

                                 EXHIBIT 1. H-A
                         NONEXCLUSIVE LICENSE AGREEMENT

      This Agreement made and entered into as of this 24th day of August , 2001 and between Integral Vision, Inc., a Michigan corporation having its principal offices at 38700 Grand River Avenue, Farmington Hills, Michigan 48335 ("LICENSOR"); and n.v. DIMACO s.a., a Belgium corporation having its principal offices at Parc Scientifique Gembloux-Namur, 30 Ph. Lejeune, 5032 Isnes, Belgium ("n.v. DIMACO") , and DIMACO U.K. Ltd. a United Kingdom corporation having its principal offices at _________________________________ ("___________) ("n.v.
DIMACO and DIMACO U.K. Ltd. collectively referred to as "LICENSEE").

                               Factual Statements

      A. LICENSOR and n.v. DIMACO are parties to an Asset Purchase Agreement dated August 24, 2001 ("Purchase Agreement");

      B. LICENSOR is the owner of all right, title and interest in and to certain LICENSOR SOFTWARE and SOURCE CODES for such LICENSOR SOFTWARE relating to inspections systems for the packaging industry;

      C. LICENSEE desires to obtain a nonexclusive license for said LICENSOR SOFTWARE and SOURCE CODES pursuant to the Purchase Agreement;

                                    Agreement

1.    Definitions. As used herein, the term:

      A. "Feature Find" shall mean a software program that locates and provides data about a trained pattern of light intensity within a defined region of interest in an image.

      B. "Edge" shall mean a software program that locates and provides data about a transition in light intensity over a linear region within a defined region of interest in an image.

      C. "Blob" shall mean a software program that locates and provides data about regions having light intensity within a defined range within a defined region of interest in an image.

      D. "Lightmeter" shall mean a software program that provides a histogram of light intensity within a region of interest.

      E. "Template" shall mean a software program that compares an image with a stored image and reports the differences.

      F. "Warp Engine" shall mean a software program that compensates for linear distortions resulting from acquiring an image from a round object.

      G. "Caliper" shall mean a software program that determines the distance between two edges within a defined region of interest in an image.

      H. "Colour Meter" shall mean a software program that provides a numerical representation of the difference between the trained colour and the inspected colour.

      I. "Intelligent Colour Histogram" shall mean a software program that compares the colour histogram inspected with trained reference libraries to determine a probability of the inspected imaged matching a reference image.

      J. "LICENSOR SOFTWARE" shall mean Feature Find, Edge, Blob, Lightmeter, Template, Warp Engine, Caliper, Colour Meter and Intelligent Colour Histogram.

      K. "SOURCE CODE(S)" shall mean the programming statements and instructions for the LICENSOR SOFTWARE written by a computer programmer that must be converted into machine language so that the LICENSOR SOFTWARE can operate on a computer.

2.    Grant.

      A. Upon the terms and conditions set forth herein, LICENSOR hereby grants to LICENSEE a paid-up, worldwide, nonexclusive license to:

            (1) make, have made, use, offer to sell or sell products covered by one or more claims of the LICENSOR SOFTWARE; and

            (2) access to, and use of, the SOURCE CODES for the LICENSOR SOFTWARE for the sole purpose of LICENSEE custom programming of the features and functions of the LICENSOR SOFTWARE within the scope of the grant to make, have made, use, offer to sell, or sell products covered by one or more claims of the LICENSOR SOFTWARE, and for no other purpose. LICENSEE shall not, and shall cause its affiliates not to, sell or sub-license the SOURCE CODES, or otherwise use or allow other use of the SOURCE CODES by any means under any condition, except as expressly provided in this Agreement.

      B. The foregoing grant of license shall not be construed as a license, by implication or otherwise, under (i) any patent applications or patents owned by LICENSOR or under which LICENSOR has or acquires the right to grant licenses, (ii) any software other than those fitting within the definition of LICENSOR SOFTWARE, or (iii) any source codes other than the SOURCE CODES for the LICENSOR SOFTWARE.

      C. The grant made herein does not include any right to sub-license on the part of the LICENSEE and the LICENSEE is specifically prohibited from granting any such sub-license, except:

            (1) LICENSEE shall have the limited right to sub-license LICENSOR SOFTWARE solely for the purpose of the manufacture of the LICENSEE'S Products by LICENSEE'S contractors, and

            (2) LICENSEE shall have the right to sublicense LICENSOR SOFTWARE to LICENSEE'S Affiliates which are defined to include only any legal entity, at least 50% owned or controlled, directly by Mr. Luc Tricot or by n.v DIMACO SA, either individually or collectively (but only so long as such ownership or control equity interest exists).

            In the event of any permitted sub-license by LICENSEE, LICENSEE shall notify LICENSOR in writing of such sub-license together with a copy of the sub-license agreement and such other material as LICENSOR shall reasonable request regarding the transaction. Furthermore, such ability to sub-license does not include the right to sub-license the SOURCE CODES. In the event a permitted sub-license is made, the LICENSEE maintains its total obligations and responsibilities under this Agreement.

      D. The grant made herein of LICENSOR SOFTWARE is agreed to relate only to the LICENSOR SOFTWARE and SOURCE CODES as they currently exist. LICENSOR undertakes no duty to maintain or service any LICENSOR SOFTWARE or SOURCE CODES.

      E. LICENSEE shall be entitled (directly as well as with the assistance of a third party contractor) to enhance, develop, and modify LICENSOR SOFTWARE. LICENSEE shall have all rights, title and interest, including intellectual property rights in and to all LICENSEE'S modification; provided, however, LICENSEE can only use such modifications for incorporation into its own products and is prohibited from selling such modified software as a separate product.

3.    Licensor information.

      LICENSEE agrees that all documentation and information made available or disclosed to LICENSEE by LICENSOR as a result of or related to this Agreement, or any negotiations therefor, shall be received and treated by LICENSEE on a confidential and restricted basis, and shall not be disclosed to any third parties or used for any purpose (other than this Agreement) without the prior written consent of LICENSOR, unless required to do so by law.

4.    Marking.

      A. LICENSEE agrees to affix to each Product containing LICENSOR SOFTWARE or to the package containing such Product or to any insertion slip in the package with each such Product a legible notice reading: "Software licensed from Integral Vision, Inc." or as may otherwise be instructed by LICENSOR.

      B. The granting of the license herein shall not constitute an approval of or acquiescence in LICENSEE's practices with respect to trademarks, trade names, corporation names, advertising, or similar practices with respect to the LICENSEE'S Product, nor does the granting of any license hereunder constitute an authorization or approval of, or acquiescence in the use of any trade name or trademark of LICENSOR or its affiliates in connection with the manufacture, advertising or marketing of LICENSEE's Product; and LICENSOR hereby expressly reserves all rights with respect thereto.

5.    Intellectual Property Rights

      A. LICENSOR warrants, represents and covenants that (i) it is the sole owner of the LICENSOR SOFTWARE and has, as sole owner, all right, title and interest, including intellectual property rights in LICENSOR SOFTWARE; (ii) it has the right to enter into this Agreement and accord the rights granted per the terms of this Agreement; and (iii) it is not a party to nor will it enter into any agreement, covenant or encumbrance which may in any way prejudice the rights created in this Agreement.

      B. LICENSEE recognizes that the exclusive ownership of LICENSOR SOFTWARE belongs to LICENSOR and that LICENSEE has no right to use LICENSOR SOFTWARE except for the rights expressly granted in this Agreement.

6.    Duration and Termination.

      A. Unless otherwise terminated as hereinafter set forth, this Agreement and the licenses granted hereby shall continue in full force and effect indefinitely.

      B. If LICENSEE shall at any time default in fulfilling any of the obligations hereof, and such default shall not be cured within thirty (30) days after written notice thereof is given by LICENSOR to LICENSEE, LICENSOR shall have the right to terminate this Agreement by giving written notice of termination to LICENSEE; this Agreement thereby being terminated thirty (30) days after such notice of termination is mailed by LICENSOR. LICENSEE shall have the right to cure any such default up to, but not after, the giving of such notice of termination.

      C. LICENSOR shall have the right to terminate this Agreement by giving written notice of termination to LICENSEE in the event of any one of the following, such termination being effective upon receipt of such notice or five (5) days after such notice is mailed, whichever is earlier:

            (1)   Liquidation of LICENSEE;

            (2) Insolvency or bankruptcy of LICENSEE, whether voluntary or involuntary;

            (3)   Inability of LICENSEE to meet its obligations hereunder;

            (4)   Appointment of a trustee or receiver for LICENSEE;

            (5) Any breach or default by LICENSEE of its obligations, representations or warranties, or otherwise, under the Purchase Agreement, or any Related Agreement thereunder;

            (6)   Any assignment by LICENSEE for the benefit of creditors.

      D. The waiver of any default under this Agreement by LICENSOR shall not constitute a waiver of the right to terminate this Agreement for any subsequent or like default, and the exercise of the right of termination shall not have the effect of waiving any damages to which LICENSOR might otherwise be entitled.

7.    Notices.

      A. All notices, requests, demands and other communications under this Agreement or in connection therewith shall be given to or be made upon the respective parties hereto as follows, or at such other addresses as from time to time may be provided:

                To LICENSEE:

                n.v. DIMACO s.a.
                Parc Scientifique Gembloux-Namur
                30, Ph. Lejeune
                5032 Isnes
                Belgium
                32 81 569909 Phone Number
                32 81 569919 Fax Number;

                To LICENSOR:

                Integral Vision, Inc.
                38700 Grand River Avenue
                Farmington Hills, Michigan 48335
                (248) 471-2660 Phone Number
                (248) 615-2971 Fax Number

      B. All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, shall be forwarded by registered air mail, and shall be deemed to have been given when deposited postage prepaid, addressed as specified in the preceding paragraph.

8.    Construction and Assignment.

      A. This Agreement shall be binding upon and inure to the benefit of LICENSOR, its legal representatives, successors, heirs and assigns. Any voluntary or involuntary transfer, sale, assignment, pledge, or encumbrance of any or all of the LICENSOR SOFTWARE or Source Codes shall be subject to LICENSEE's right to license same on a royalty-free basis from the transferee or trustee, as the case may be. The transferee or trustee shall deliver to LICENSEE a written undertaking in which the transferee or trustee will expressly agree to be bound by all terms and provisions of the Agreement to same extent and in the same manner as LICENSOR.

      B. This Agreement shall be binding upon and inure to the benefit of LICENSEE, but shall not be transferable or assignable without the prior written consent of LICENSOR.

      C. This Agreement shall be deemed to be a contract made under the laws of the United States of America, the State of Michigan, and for all purposes shall be interpreted in its entirety in accordance with the laws of said State.

      D. Nothing contained in this Agreement shall be construed as conferring upon LICENSEE or its customers, directly or by implication, estoppel or otherwise, any license under any trade secrets or know-how of LICENSOR, and no such license or other rights shall arise from this Agreement or from any acts, statements or dealings resulting in or related to the execution of this Agreement.

9.    Negation of warranty.

      No representation or warranty has been or is made by LICENSOR that LICENSEE's Product or parts or subassemblies thereof may be manufactured, used, sold, or leased free of infringement of patent rights or other proprietary rights of others; it being understood that LICENSOR shall not be liable for any loss, damage, or expense arising from any claim of patent or other proprietary right infringement upon the manufacture, use, lease, or sale of LICENSEE's Product or any portions thereof or the exercise of any license or right under this Agreement.

10.   Modification.

      This Agreement embodies all of the understanding and obligations between the parties with respect to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing, signed on behalf of each of the parties by their respective proper duly authorized officers.

11.   Compliance with Laws.

      A. Any payment which requires governmental approval or permission under foreign exchange control laws or other laws, if any, shall be made in accordance with such laws.

      B. LICENSEE agrees to comply with all provisions of the Export Administration Regulations of the United States Department of Commerce, as they currently exist and as they may be amended from time to time.

In witness whereof the respective duly authorized representatives of the parties have caused this Agreement to be executed as of the date first above written.


                                                  LICENSOR
                                                  Integral Vision, Inc.


-----------------------------                     ------------------------------
                                                  By:
                                                  Its:


                                                  LICENSEE
                                                  n.v. DIMACO s.a.


-----------------------------                     ------------------------------
                                                  By:
                                                  Its:


                                                  DIMACO U.K. Ltd.


-----------------------------                     ------------------------------
                                                  By:
                                                  Its:

                           SCHEDULE 1.J - FIXED ASSETS
                           (See page 3 for discussion)

          Buyer will receive L88,560.87 of selected assets as follows:


INTEGRAL VISION UK                 COMPLETE ASSET SUMMARY          AUGUST-2001

Worksheet List

                                   AUGUST-2001
                                   -----------
                                   SALE PRICE        TOTALS
                                   ----------        ------
COMPUTER EQUIPMENT:
SALES & MARKETING:
Christina Jenkins                      485.01
                               --------------
                                                        485.01
APPLICATION ENGINEERS:
Will Everitt                         5,051.37
Nasir Mahmood                        5,238.88
Dave Robinson                          493.43
Tim Wesley                           1,547.51
Apps Misc                              464.87
                               --------------
                                                     12,796.06
SERVICE ENGINEERS:
Andy Smith                             596.50
Andy Harrison                           85.33
Service Misc                         4,289.25
                               --------------
                                                      4,971.08
DIRECT MANUFACTURING:
Andy Mucha                           1,573.90
Peter Lane                          10,846.33
                               --------------
                                                     12,420.23
OPERATIONS:
Val Caton                              506.87
Molly Newbury                          725.40
                               --------------
                                                      1,232.27
MISC:
Internet PC                            607.54
Network                              6,300.39
Printer & Laptops etc                2,963.63
Demo Equipment Upstairs              7,277.40
Demo Equipment Downstairs              671.80
                               --------------
                                                     17,820.77

FIXTURE AND FITTINGS:                                 9,389.03
LEASEHOLD:                                                0.00
SOFTWARE:                                            22,222.19
TOOLING EQUIPMENT:                                    1,500.00

EXHIBITION EQUIPMENT:                                 2,724.24
INCIDENTALS:                                          3,000.00
                                                  ------------
                  GRAND TOTAL:                       88,560.87
                                                  ============

FIXED ASSETS BY EMPLOYEE             C.JENKINS                       AUGUST-2001

Worksheet List

ASSET                                                                                 UNIT     TOTAL
NUMBER            ITEM             DESCRIPTION              SERIAL NO      QUANT.    VALUE     VALUE            SALE PRICE
------            ----             -----------              ---------      ------    -----     -----            ----------


    1-Jan         Box              ATX Midi Tower                            1          29        29                20.78

                  Motherboard                                                1          60        60                48.00

                                   PII 266                                   1         132       132               105.60

                                   64Mb DIMMS                                1          69        69                55.36

                                   FD235HF IDE FDD                           1          20        20                 2.00

                                   DS V550 16Mb                              1          60        60                48.00

                  Network Card                                               1          88        88                 8.80

   Feb-99         Monitor          Targa 17" Monitor                         1         152       152                81.07

                  Keyboard         Cherry                                    1          49        49                 4.90

                  Mouse                                                      1          45        45                 4.50

                  HardDisk         6.0Gb                                     1          63        63                50.40

                  HardDisk         2Gb Western Digital                       1          89        89                35.60

                  CDROM            24x                                       1          40        40                20.00
                                                                                               -----            ----------
                                                                           TOTAL
                                                                           VALUE                 896                485.01
                                                                                               =====            ==========

FIXED ASSETS BY EMPLOYEE             WILL EVERITT                    AUGUST-2001

Worksheet List

ASSET                                                                                          TOTAL
NUMBER            ITEM             DESCRIPTION              SERIAL NO      QUANT.    COST      VALUE            SALE PRICE
------            ----             -----------              ---------      ------    -----     -----            ----------


                                   Box                                       1          49        49                 39.20
                                   MotherBoard                               1          49        49                 39.20
                                   P3 733                                    1         175       175                140.00
                  DIMMS            128Mb                                     1         138       138                110.40
                  Graphics         G400                                      1          99        99                 79.20
                  HDD              10Gb                                      1          89        89                 71.20
                                   CDROM                                     1          25        25                 20.00
                                   Network Card                              1          19        19                 15.20
                                   PC Vision                                 1         824       824                659.20
                                   Adavtech 725 I/O                          1          82        82                 65.60


                  Monitor          21"  Iiyama                               1       1,300     1,300                130.00
                  Monitor          15MVX                                     1         348       348                 34.80


                                   Keyboard                                  1          29        29                 16.92
                                   Mouse                                     1          29        29                 16.92


                  BOX              Intel pentium PII 233                     1         626       626                187.80
                                   64Mb Simms                                2         600     1,200                120.00
                                   Dimond Stealth 220                        1         101       101                 10.10
                                   Adavtech 730 I/O                          1          82        82                 65.60
                                   FD235HF IDE FDD                           1          20        20                  2.00


                  HDD              MISC                                      10         89       890                445.00


                                   ISO Tech Power Supply -
                                    on KC Desk                               1         200       200                 53.33
                  Camera           Pulnix                                    1         348       348                 34.80
                  Lens             MISC                                      7          50       350                 35.00
                  Camera           Sony XC-E150                              1         348       348                 34.80
                                   Kaiserstand                               1         211       211                 21.10


                                   Tektronix Oscilloscope                    1       1,630     1,630              1,304.00


                                   Diverse Colour Optical
                                    Head with Camera                                                              1,000.00
                                   I/O Test Box                                                                     200.00
                                   PLC Omron                                                                        100.00
                                                                                               -----            ----------
                                                                           TOTAL
                                                                           VALUE               9,261              5,051.37
                                                                                               =====            ==========

FIXED ASSETS BY EMPLOYEE             N MAMHOOD                       AUGUST-2001

Worksheet List

ASSET                                                                                          TOTAL
NUMBER            ITEM             DESCRIPTION              SERIAL NO      QUANT.    COST      VALUE            SALE PRICE
------            ----             -----------              ---------      ------    -----     -----            ----------


                  Monitor          17" Belina                                 1        149       149                69.53
                  Mouse                                                       1         45        45                14.25
                  Keyboard                                                    1         49        49                15.52
                  Camera           JAI M10                                    1        767       767               613.60
                  Camera           Pulnix                                     2        348       696                69.60


                  KaiserStand                                                 1        220       220                22.00


                  HDD              MISC                                       6         64       381               222.53


                                   ATX                                        1         49        49                31.03
                                   Dual Processor Motherboard                 1         89        89                56.37
                                   PIII500                                    1        129       129               103.20
                                   128Mb Memory                               1        150       150                95.00
                                   Matrox Millenium 32Mb                      1         69        69                43.70
                                   Network Card                               1         35        35                22.17
                                   ITI + Daughter Card                        1      1,125     1,125               900.00
                                   PC Vision                                  1        824       824               659.20
                  I/O Card         PC Labs                                    1        383       383               121.28
                                   CD ROM 48x                                 1         45        45                28.50
                                   FDD                                        1         19        19                12.03
                                   HDD - 3.2Gb                                1         89        89                56.37


                                   M70 Camera                                 1                                  1,008.00
                                   Lens                                      15                                    150.00
                                   Lightbox                                   1                                     20.00
                                   Turntable                                  1                                    100.00
                                   Ledu Lamp                                  1                                     15.00
                                   Thrlby Thandar Trigger Box                 1                                    700.00
                                   Retort Stands                              3                                     90.00
                                                                                               -----            ----------
                                                                            TOTAL
                                                                            VALUE               5,313            5,238.88
                                                                                               =====            ==========

FIXED ASSETS BY EMPLOYEE             DAVE ROBINSON                   AUGUST-2001

Worksheet List

ASSET                                                                                            TOTAL
NUMBER            DESCRIPTION                         SERIAL NO       QUANT.        COST         VALUE            SALE PRICE
------            -----------                         ---------       ------        ----         -----            ----------


                  17" Monitor                                           1            124          124                99.20
  IV 00248        Cherry                              G0383414S         1             49           49                 4.90
  IV 00227        Microsoft Mouse                                       1             49           49                 4.90
   Mar-99         GIG 10BX Chipset Mthbrd                               1             79           79                43.45
   Mar-99         Intel PPRO400Mhz                                      1            169          169                92.95
                  128Mb of Simms                                        1            800          800                80.00
                  2Gb HDD Western                                       1             89           89                32.63
   Apr-99         8.4Gb IBM HDD                                         1             88           88                49.87
                  FD235HF IDE FDD                                       1             20           20                 2.00
                  Diamond Stealth                                       1            101          101                10.10
                  Network Card                                          1             88           88                 8.80
                  CD ROM                                                1             60           60                 6.00


  IV 00143        Ledu Lamp                                             1            130          130                13.00


  IV 00250        JVC Camera KY F55BE                  9050241          1            260          260                26.00
                  Cypress USB Starter kit                               1             62           62                19.63
                                                                                                 -----            ----------
                                                                      TOTAL
                                                                      VALUE                      2,168              493.43
                                                                                                 =====            ==========

FIXED ASSETS BY EMPLOYEE                 T.WESLEY                    AUGUST-2001

Worksheet List

ASSET                                                                                          UNIT      TOTAL
NUMBER          ITEM            DESCRIPTION                 SERIAL NO              QUANT.      VALUE     VALUE           SALE PRICE
------          ----            -----------                 ---------              ------      -----     -----           ----------


                BOX                                                                  1           39        39                 3.90
                Monitor         19" Targa                                            1          179       179               146.18
                Keyboard        Cherry d91275               6X041375H05              1           49        49                 4.90
                Mouse           Logitech                                             1           45        45                 4.50


                Motherboard                                                          1           49        49                39.20
                                PIII 750                                             1          175       175               140.00
                                3c 509b network card                                 1           88        88                 8.80
                                64Mb DIMMS                                           2           69       138               110.72
                Hard Disk       8Gb                                                  1          114       114                38.00
     Aug-00     Hard Disk       8.4 Seagate                                          1           48        48                40.00
                Graphics        All In Wonder 32Mb                                   1          119       119               105.12
     Mar-00     CD Rom          52x                                                  1           21        21                15.75


                HDD             10Gb                                                 1           89        89                71.20
                                Scanerjet 11cx              From Internet Mach       1          495       495                49.50


                CKS BOX         A758-000                    44144                    1        1,941     1,941               485.17
                                Network Card                                         1           62        62                 6.20
     Nov-98     DIMMS           64Mb                                                 2           69       138               110.72
                Monitor         Hitachi MVX                                          1          348       348                34.80
                Keyboard        Cherry                                               1           49        49                 4.90
                Graphics        All In Wonder 16Mb                                   1           99        99                74.25
                Trackman        Logitech                                             1           45        45                 4.50
                                Dongle                                               1           20        20                 2.00
                Sound Card      AWE 64                                               1           38        38                30.40
                CD Rom          52x                                                  1           21        21                16.80
                                                                                                         -----             --------
                                                                                   TOTAL
                                                                                   VALUE                 4,409             1,547.51
                                                                                                         =====             ========

DEPARTMENT: APPLICATIONS ENGINEERS    APPLICATIONS MISC.             AUGUST-2001

Worksheet List

ASSET                                                                                                    TOTAL
NUMBER          ITEM    DESCRIPTION                          SERIAL NO    QUANTITY         COST          VALUE            SALE PRICE
-------         ----    -----------                          ---------    --------         ----          -----            ----------


CD WRITER:
                        Box                                                    1             39            39                 3.90
                        Pentium 200Mhz                                         1            270           270                27.00
                        64Mb Simms                                             1            400           400                40.00
                        8Gb HDD                                                1             89            89                71.20
                        1.44FDD                                                1             19            19                 1.90
                        Diamond Stealth VGA                                    1            101           101                10.10
                        Network Card                                           1             38            38                 3.80
                        Hitachi 15 MVX                                         1            348           348                34.80
                        Keyboard                                               1             49            49                 4.90
                        Mouse                                                  1             45            45                 4.50
                        CDROM 36XE                                             1             36            36                17.40
                        HP Surestore CD Writer                                 1            218           218               105.37
                                                                                                        ------              ------
                                                                                                        1,652               324.87
                                                                                                        ======              ======


                        Kaiserstands                                           2                                             40.00
                                                                                                                            ------
                        Pulnix Camera + zoom lens 6-12mm                       1                                            100.00
                                                                                                                            ======

                                                                                                                            140.00
                                                                                                        ------              ------
                                                                                          SHEET
                                                                                          TOTAL          1,652              464.87
                                                                                                        ======              ======

FIXED ASSETS BY EMPLOYEE             A.SMITH                         AUGUST-2001

Worksheet List

ASSET                                                                                       UNIT       TOTAL
NUMBER           ITEM            DESCRIPTION                   SERIAL NO       QUANT.       VALUE      VALUE           SALE PRICE
------           ----            -----------                   ---------       ------       -----      -----           ----------

                 LAPTOP          DELL
                 Trackmen        logitech                                         1           45         45                4.50


      04-99                      4.3 Gb HDD for Lap Top                           1           96         96               54.40



                                 New PC ~ P3667                                   1          427        427              398.53
                                 + 17" Monitor                                    1          149        149              139.07
                                                                                                       -----             ------
                                                                               TOTAL
                                                                               VALUE                    717              596.50
                                                                                                       =====             ======

FIXED ASSETS BY EMPLOYEE           A.HARRISON                        AUGUST-2001

Worksheet List

ASSET                                                                                       UNIT       TOTAL
NUMBER          ITEM         DESCRIPTION                       SERIAL NO       QUANT.       VALUE      VALUE             SALE PRICE
------          ----         -----------                       ---------       ------       -----      -----             ----------

                DELL ISPERON LAP TOP FROM BL
                ----------------------------


                Keyboard     Cherry Click                      876923             1            45        45                  4.50
                Trackmen     Logitech                          lt513cos416        1            45        45                  4.50
                             6" monitor for on site
                             testing                                              1           259       259                 25.90
                HDD          4.3Gb                                                1            89        89                 50.43
                                                                                                       -----                -----
                                                                                TOTAL
                                                                                VALUE                   438                 85.33
                                                                                                       =====                =====

FIXED ASSETS BY EMPLOYEE         SERVICE DEPT. MISC.                 AUGUST-2001

Worksheet List

ASSET                                                                                          UNIT      TOTAL
NUMBER           ITEM             DESCRIPTION                   SERIAL NO      QUANT.          VALUE     VALUE           SALE PRICE
------           ----             -----------                   ---------      ------          -----     -----           ----------


CKS BOX (A758-00 46120)
-----------------------
       04-99     Cable            2 Camera PC Vision B/O                          1              83        83               47.03
       04-99     VGA              ATI Rage 2 4Mb                                  1              50        50               40.00


MISC
----
                 Camera           Pulnix                                          7             349     2,443            1,384.37
                 Lens                                                             6              40       240              136.00
                                  Logitech Trackball                              2              45        90               51.00


                 PC               Booksiz PC with CDROM                           1             461       461              391.85
                 Keyboard         cherry                                          1              49        49                4.90


                 CKS Box          Large A758-00 46120                                                                      500.00
                 CKS Box          Small                                                                                    500.00


                 Monitor          15 mvx                                          3             348     1,044              104.40
                 Monitor          14mvx                                           1             348       348               34.80
                 Monitor          NEC                                             1             348       348               34.80
                 Monitor          Sony                                            1             348       348               34.80
                 Monitor          Hitachi 9"                                      1             259       259               25.90


                 Keyboard         cherry                                          3              49       147               14.70
                                  Mouse                                           1              45        45                4.50
                                  Trackball                                       1              45        45                4.50
                                  Kaiserstand                                     1             220       220               22.00
                 Framegrabber     ITI                                             1             647       647              506.82
                 Framegrabber     Daughter Card                                   1             559       559              446.88
                                                                                                         -----           --------
                                                                                GRAND
                                                                                TOTAL                    7,426           4,289.25
                                                                                                         =====           ========

FIXED ASSETS BY EMPLOYEE            A MUCHA                          AUGUST-2001

Worksheet List

ASSET                                                                                      UNIT     TOTAL
NUMBER              ITEM            DESCRIPTION                   SERIAL NO    QUANT.      VALUE    VALUE             SALE PRICE
------              ----            -----------                   ---------    ------      -----    -----             ----------


                    Box             In house                                     1           39        39                 3.90
                    Monitor         CTX                                          1          355       355                35.50
                    Keyboard        Cherry                                       1           45        45                 4.50
                    Mouse           A4 TechTrak                                  1           45        45                 4.50
                    Motherboard     Apollo Pro                                   1           49        49                39.20
                                    PII350                                       1          127       127               101.60
                                    64Mb DIMMS                                   1           69        69                55.20
                                    ATI 8Mb All In Wonder                        1           69        69                55.20
                                    Network Card                                 1           88        88                 8.80
                    HDD             10Gb                                         1           89        89                71.20
                    HDD             2.5Gb                                        1           69        69                55.20
                                    teac fdl35hf                                 1           20        20                 2.00
                                    Compressor                                   1          300       300                30.00
                                    Ledu Lamp                                    1           97        97                 9.70
                                    Pillar Drill                                 1          150       150                15.00
                    Programmer      From DR                                      1          500       500                50.00
                                    52x CDROM                                    1           23        23                18.40


                    Camera          Sony 3CCD                                    1        1,920     1,920               960.00
                    Camera          Pulnix                                       1          340       340                34.00
                    Lens            Misc.                                        4           50       200                20.00
                                                                                                    ------            --------
                                                                               TOTAL
                                                                               VALUE                4,594             1,573.90
                                                                                                    ======            ========

FIXED ASSETS BY EMPLOYEE              P.LANE                         AUGUST-2001

Worksheet List

ASSET                                                                                     UNIT         TOTAL
NUMBER           ITEM          DESCRIPTION                     SERIAL NO      QUANT.      VALUE        VALUE             SALE PRICE
------           ----          -----------                     ---------      ------      -----        -----             ----------


                 Box                                                            1            39           39                 3.90
                 Motherbrd                                                      1            49           49                39.20
                 Processor     PIII 600                                         1           129          129               103.20
                 HDD           7Gb                                              1            80           80                65.33
                 HDD           8Gb                                              1            80           80                38.67
                 DIMMS         64Mb                                             1            43           43                34.07
                               Floppy                                           1            20           20                 2.00
                 Graphics      ATI 3D Rage                                      1            69           69                55.20
                               Network Card                                     1            88           88                 8.80
                               CDROM                                            1            23           23                18.40
                 Camera        Pulnix TM6 CN                                    5           340        1,700               170.00
                 Camera        Pulnix 565                                       1           360          360                36.00
                 Camera        Pulnix 460                                       1           360          360                36.00
                 Camera        JAI Progressive Scan                             1         1,920        1,920             1,088.00
                 Camera        Sony 3CCD                                        2         1,920        3,840             1,920.00
                 Lenses        50mm/25mm/75mm                                   2            50          100                10.00
                               Cable checker                                    1           600          600                60.00
                               JVC TM 150 RGB monitor                           1           555          555                55.50
                 Printer       Star sp300 printer                               1           175          175                17.50
                               Keyboards                                        4            49          196                19.60
                 Trackmen      Logitech                                         4            45          180                18.00
                               Mouse                                            3            45          135                13.50
                 Monitor       Hitachi 14mvx                                    1           348          348                34.80
                 Monitor       NEC Multisync                                    2           325          650                65.00
                 Monitor       15 mvx monitor                                   3           348        1,044               104.40
                 Monitor       Hitachi mono composite input                     2           211          422                42.20
                 HDD           Various                                          15           89        1,335               667.50
                               Optical Head with TM6EX + Lens                   2         1,390        2,780               278.00
      Jul-98     CDROM         External                                         1            50           50                21.67
      Jul-98     Memory        64mb RAM - DIMM - 100mhz                         3            50          150                65.00
                               Network Cards                                    7            88          616                61.60
                               I/O Boards                                       4           383        1,532               766.00
                               ITI Framegrabber Boards                          6           647        3,882             1,941.00
                               Sonix ISDN Plus                                  1           100          100                10.00
      Feb-00     Toolkit       BIOS Board                                       1           249          249               182.60
                 Graphics      ATI cards                                        3            41          123                90.20


                 PLEXWRITER:   Box                                              1            44           44                35.20
                               Motherboard                                      1            49           49                39.20
                               P3 350                                           1           125          125               100.00
                               DIMMS 64Mb                                       1            69           69                55.36
                               Graphics All In Wonder - ATI                     1            49           49                39.20
                               HDD                                              1            63           63                50.40
                               CDROM                                            1            25           25                20.00


                               10A Plextor CD Burner                            1           179          179               155.13
                               Tower - empty                                                                                40.00
                               2 PC's                                                                                      400.00
                                                                                                   ---------             --------
                                                                              TOTAL
                                                                              VALUE                24,624.79             9,077.33
                                                                                                   =========             ========

FIXED ASSETS BY EMPLOYEE               P.LANE (2)                    AUGUST-2001

Worksheet List

ASSET                                                                                 UNIT        TOTAL
NUMBER             ITEM               DESCRIPTION         SERIAL NO      QUANT.       VALUE       VALUE              SALE PRICE
------             ----               -----------         ---------      ------       -----       -----              ----------

              TEST BOX 1              NOW IN COMMON ROOM:
                   Case               PCP ATX                              1             55          55                 20.17
                   Mthbrd             Gig                                  1            150         150                120.00
                   Processor          PII  266Mhz                          1            125         125                 45.83
                   VGA                ATI AGP                              1             60          60                 22.00
                   Dimm               128Mb                                1            150         150                105.00
                   HDD                1.6Gb                                1             79          79                 28.97
                   Drive              Floppy                               1             19          19                  6.97
                   CD ROM             24X                                  1             39          39                 14.30
                                      Network Card                         1             19          19                  6.97
                                                                                               --------              --------
                                                                                                    696                370.20
                                                                                               ========              ========

              TEST BOX 2
                   Case               PCP ATX                              1             55          55                 20.17
                   Mthbrd             Super Micro                          1            199         199                 72.97
                   Processor          P II 350Mhz                          1            267         267                 97.90
                   Graphics           Diamond Vipper 4Mb                   1             69          69                 25.30
                   Dimm               64Mb                                 1            150         150                 55.00
                   Drive              Floppy                               1             19          19                  6.97
                                      I/O Card                             1             89          89                 32.63
                   CD ROM             48X                                  1             39          39                 14.30
                                                                                               --------              --------
                                                                                                    887                325.23
                                                                                               ========              ========

              TEST BOX 3
                   Case               PCP ATX                              1             55          55                 20.17
                   Mthbrd             Gig                                  1             89          89                 71.20
                   Processor          Socket 370 800Mhz                    1            159         159                127.20
                   Dimm               64mb                                 2             69         138                 50.60
                   Drive              Floppy                               1             19          19                  6.97
                   HDD                8Gb                                  1             99          99                 36.30
                   CD ROM             24X                                  1             39          39                 14.30
                                      PC Vision                            1            383         383                140.43
                                                                                               --------              --------
                                                                                                    981                467.17
                                                                                               ========              ========

              BOX 3 - WITH TREVOR
                   Case               PCP ATX                              1             55          55                 44.00
                   Mthbrd             Tian Tigar Dual                      1             99          99                 79.20
                   Processor          PIII 800                             2            159         318                254.40
                   Graphics           ATI Rage 128                         1             99          99                 79.20
                   Dimm               64mb                                 1             69          69                 55.20
                   Drive              Floppy                               1             19          19                 15.20
                   HDD                8Gb                                  1             99          99                 79.20
                                                                                               --------              --------
                                                                                                    758                606.40
                                                                                               ========              ========


                                                                                               --------              --------
                                                                         TOTAL
                                                                         VALUE                 3,322.00              1,769.00
                                                                                               ========              ========

FIXED ASSETS BY EMPLOYEE                V.CATON                      AUGUST-2001

Worksheet List

ASSET                                                                                      UNIT     TOTAL
NUMBER          ITEM            DESCRIPTION             SERIAL NO             QUANT.      VALUE     VALUE             SALE PRICE
------          ----            -----------             ---------             ------      -----     -----             ----------


                Monitor         Targa 17"                                       1                                         80.00
                Keyboard        Cherry                                          1            49        49                  4.90
                Motherboard     PII 266                                         1           188       188                150.15
                DIMMS           64Mb                                            2            69       138                110.72
                HDD             2.6Gb                                           1            69        69                 55.20
                HDD             500Mb                                           1           120       120                 12.00
                VGA             ATI Rage 128                                    1            99        99                 79.20
                                Network Card                                    1            88        88                  8.80
                                Floppy                                          1            20        20                  2.00
                                pc case                                         1            39        39                  3.90
                                                                                                    -----             ---------
                                                                             TOTAL
                                                                              VALUE                   810                506.87
                                                                                                    =====             =========

FIXED ASSETS BY EMPLOYEE          MOLLY                              AUGUST-2001

Worksheet List

ASSET                                                                                        UNIT     TOTAL
NUMBER          ITEM                 DESCRIPTION                 SERIAL NO      QUANT.      VALUE     VALUE            SALE PRICE
------          ----                 -----------                 ---------      ------      -----     -----            ----------


                Monitor              IBM 17"                                                                                40.00
                Keyboard             Cherry                                       1            45        45                 27.00
                Trackmen             Logitech                                     1            30        30                 18.00
                Motherboard          PII 266                                      1           357       357                214.20
                                     16mb ram                                     4           100       400                240.00
                Video                Diamond Stealth  2Mb                         1            30        30                 18.00
                Network Card                                                      1            88        88                 52.80
                                     4Gb HDD                                      1           100       100                 80.00
                                     teal fdl35hf                                 1            20        20                 12.00
                                     pc case                                      1            39        39                 23.40
                                                                                                      -----            ----------
                                                                               TOTAL
                                                                                VALUE                 1,109                725.40
                                                                                                      =====            ==========

FIXED ASSETS BY EMPLOYEE               INTERNET BOX                  AUGUST-2001

Worksheet List

ASSET                                                                                           UNIT      TOTAL
NUMBER             ITEM             DESCRIPTION                   SERIAL NO         QUANT.      VALUE     VALUE          SALE PRICE
------             ----             -----------                   ---------         ------      -----     -----          ----------

INTERNET BOX

                   Box                                                                 1           39       39                 3.90
                   Monitor          15mvx                                              1          348      348                34.80
                   Keyboard         cherry                                             1           45       45                 4.50
                   Mouse                                                               1           45       45                 4.50
                   Motherboard      600 PIII                                           1          250      250               204.17
                                    128mb simms                                        1          400      400                40.00
                   Graphics         ATI 8Mb AGP All in Wonder                          1           69       69                55.20
                   Hard Disks       17Gb HDD                                           1          100      100                80.00
                                    3Gb HDD                                            1          100      100                10.00
                   CDROM            52x                                                1           23       23                18.40
                                    fd 235hf teac                                      1           20       20                 2.00
                   Network card                                                        1           88       88                 8.80


         1-Jul     Scanner          Epson 1200s                                        1          173      173               141.28
                                                                                                          -----          ----------
                                                                                     TOTAL
                                                                                     VALUE                1,700              607.54
                                                                                                          =====          ==========

FIXED ASSETS                            NETWORK                      AUGUST-2001

Worksheet List

ASSET                                                                                           UNIT       TOTAL
NUMBER          ITEM                   DESCRIPTION                     SERIAL NO    QUANT.      VALUE      VALUE         SALE PRICE
------          ----                   -----------                     ---------    ------      -----      -----         ----------

                  I.V PRIMARY SERVER:  (In Cupboard)
                                       Tower Unit                                      1          60          60               16
                                       PII 233Mhz                                      1         350         350               93
                                       128mb memory                                    1         256         256               68
                                       UPS Power Source - Smart
                                        UPS 600                                        1         200         200               20
                                                                                                           -----         --------
                                                                                                             866              198
                                                                                                           =====         ========

                         I.V. REMOTE:
                                       Tower Case                                      1          60          60                6
                                       CD ROM Drive                                    1         100         100               10
                                       Pentium Pro Mthbrd - 200Mhz                     1         380         380               38
                                       128Mb Memory                                    1       1,200       1,200              120
                                       US Robotics Modem Board                         1         100         100               10
                                       D Stealth VGA Card                              1         101         101               10
                                       1.6 Gb HD                                       1         150         150               15
     Jun-99     HDD                    10Gb IBM Deckstar                               2          99         198              122
                                                                                                           -----         --------
                                                                                                           2,289              331
                                                                                                           =====         ========

                        IV SECONDARY:
                                       Box                                             1          60          60                6
                                       Seattle Motherboard +
                                        processor                                      1         250         250               25
                                       128Mb Dimms Memory                              1         250         250               25
     Jan-99     HDD                    Maxtor Eide 17.2Gb                              1         221         221              114
                HDD                    12Gb                                            1         135         135               70
                HDD                    5.3Gb                                           1          89          89               46
                                       Floppy Drive                                    1          20          20                6
                                       CD ROM Drive 4X                                 1         100         100               10
                                       28.8k Modem boards                              4         100         400               40
                                       Diamond Stealth 2001                            1         893         893               89
                                       Tornado Modem                                   1         120         120               12
                                       Tempest Modem                                   1          80          80                8
                                       Network Card                                    1          88          88                9
                                       Multi-Modem 28.8k                               1          80          80                8
                                                                                                           -----         --------
                                                                                                           2,786              468
                                                                                                           =====         ========

                          FAX SERVER:
                                       24 Port Link Switch                             1         200         200               20
                                       Black Box Monitor/Keyboard
                                        Switch                                         1         200         200               20
                                       Linkbuilder FMS II Hub                          1         100         100               10
                                       Xyplex 3000 Router                              1         250         250               25
                                       BT ISDN Connection                              1         100         100               10
                                                                                                           -----         --------
                                                                                                             850               85
                                                                                                           =====         ========

FIXED ASSETS                  NETWORK (CONT'D)                                                                          AUGUST-2001
------------                  ----------------                                                                          -----------
Worksheet List
--------------
ASSET                                                                                           UNIT          TOTAL
NUMBER   ITEM                 DESCRIPTION                         SERIAL NO      QUANT.         VALUE          VALUE     SALE PRICE
------   ----                 -----------                         ---------      ------         -----          -----     ----------
         I.V. NOTES SERVER:
                              Tower Box                                           1               60             60            19
                              Pegasus Mthbd                                       1              353            353           112
                              Pentium II Processor                                1              360            360           114
                              Floppy Drive                                        1               20             20             6
                              Panasonic CD ROM                                    1               38             38            12
                              SMC Network Card                                    1               88             88            28
                              4.3Gb  HD                                           2              167            334           106
                              64 Mb Memory                                        2              238            476           151
                              VGA Card Dell                                       1               80             80            25
                              Lotus Notes Installation                            1            3,000          3,000         1,000
                              US Robotics Sportster Modem 28                      1              127            127            13
                                                                                                           --------        ------
                                                                                                              4,936          1,586
                                                                                                           ========        ======
            NEW SERVER:

  Nov-00                      ATX Server Case                                     1              240          240.00          212

  Aug-00                      Motherboard                                         1              342          342.00          285

  Aug-00                      PIII 800 Processor                                  1              159          159.00          133

  Nov-00                      DIMMS - 64Mb                                        3               69          207.60          183

  Aug-00                      ATI All In Wonder                                   1              105          105.00           88

  Nov-00                      Raid Controller Board                               1              459          459.00          405

  Nov-00                      Quantum Atlas 18.2Gb SCSI Drive                     5              279        1,395.00        1,232

  Nov-00                      HDD Rack for SCSI Drives                            4               45          179.24          158

  Nov-00                      HDD 10Gb                                            1               69           69.00           61

  Nov-00                      52x CDROM                                           1               14           14.00           12

  Nov-00                      Seagate Tapestore 12/24 Gb                          1              610          609.99          539

  Nov-00                      Backup V8 Accelerator                               1              288          287.95          254

  Nov-00                      3 COM Network Boar                                  1               79           79.00           70
                                                                                                            --------       ------
                                                                                                               4,147        3,633
                                                                                                            ========       ======

                                                                                                 TOTAL
                                                                                                 VALUE        15,874        6,300
                                                                                                            ========       ======


INTEGRAL VISION UK                                        COMPUTER EQUIPMENT                          (0060)          AUGUST-2001
------------------                                   -----------------------------------                              -----------
Worksheet List
------------------
                                                                                   MONTHS
                                                                                     DEP
ACQUIRED          DESCRIPTION                         SUPPLIER                     TO DATE             COST            SALE PRICE
------            -----------                         ---------                    ------            ---------         --------
July 96           QMS Laser printer                   BITS                            60              1,925.00           100.00
Nov 98            Stylus Colour 740-1440 Ink Jet      CHS                             33                167.00            75.15
Apr-00            Seikosha CDP-2000 CD printer        Micro Peripherals               15                257.00           192.75

Jan 96            Six portables - ONE OF THESE        Dell computers                  60             17,256.01           200.00

Jul 99            Dell Lap Tops - PR & AH             Dell computers                  25              3,650.00         2,129.17
Aug-99            Modems & PCMICA's for LapTops       Stock Issues                    24                104.00            62.40

Aug-00            FujiFilm FP-1400 Digital Camera     From Stores                     10                245.00           204.17
                                                                                                     ---------           ------

                                                      TOTALS AS AT AUGUST-2001                       23,604.01         2,963.63
                                                                                                     =========         ========


INTEGRAL VISION UK           UPSTAIRS DEMO AREA                                                           AUGUST-2001
------------------           ------------------                                                           -----------
Worksheet List
--------------
                                                                                 UNIT        TOTAL
ITEM                         DESCRIPTION                            QUANT.       VALUE       VALUE        SALE PRICE
----                         -----------                            ------       -----       -----        ----------

MONITORS                      VM920                                   1             211      211.00            21.10
                              Electrohome Monitor 1440                1          403.75      403.75            40.38

                              IBM G70                                 1              70       70.00            49.00

                              21"  Iiyama Vision master - From TW     1            1300    1,300.00           130.00


CAMERAS                       JAI Progressive Scan                    1             742      742.00            618.33


LENSES                        25mm lens                               1              50       50.00

                              50mm lens                               2              50      100.00            10.00

                              16mm Lens                               1              40       40.00             4.00

                              12.5mm lens                             1              50       50.00             5.00

                              8.5mm lens                              1              35       35.00             3.50

                              18 - 108 lens                           1             142      142.00            14.20

                              12.5 - 75 lens 200m                     3              98      294.00            29.40

                              2x extender                             2              35       70.00             7.00

                              4" telephoto                            1             135      135.00            13.50


MISC:                         Rollerball                              2              45       90.00             9.00

                              Mice                                    3              49      147.00            14.70

                              Keyboard                                5              45      225.00            22.50

                              CDI light bba P                         1            1500    1,500.00          150.00

                              A3 lightbox                             1             140      140.00            14.00

                              Schott light source                     1             250      250.00            25.00

                              Fostec light source                     1             550      550.00            55.00

                              Dennard spot light                      1             175      175.00            17.50

                              Kaiserstand (1 with W.E.)               2             211      422.00            42.20

                              Ledu lamp                               1              97       97.00             9.70

                              Tripods                                 2              20       40.00             4.00

                              Alrad Power Supply                      1             800      800.00            80.00

                              XYZ Stage - top missing                 1            2307    2,307.00           230.70

                              PC Vision                               1              75       75.00             7.50

                              ITI Cards                               2             560    1,120.00           112.00


HDD:                          MISC                                    3              89      267.00            97.90


Magic Matrox Jumpstart Kit    116RO19606042 - In Production           1            4288    4,288.00           428.80

Teach Three Stepper Box       2-000469 - In Service Misc.             1            3134    3,134.00           313.40


                              Trigger Box                             1                                        50.00

                              Omron PLC                               1                                       100.00

                              Motor Controller                        1                                       500.00


                              Demo Cabinet Closed                     1                                       400.00

                              Demo Cabinet Open                       1                                     1,200.00


TEST BOX FROM B LORENZETTO:   19" Torch Box ~ 16mb VGA                1           1,523       1,523         1,218.40


                              PIII 650                                2             150         300           240.00

                              DIMMS                                   1              69          69            55.36

                              PC Vision                               1           1,125       1,125           900.00

                              Network Card                            1              88          88            29.33
                                                                                           --------         --------

                                                                    GRAND TOTAL           22,374.95         7,277.40
                                                                                          =========         ========

FIXED ASSETS                                            DEMO AREA DOWNSTAIRS
------------                                            --------------------
Worksheet List                                                                                                     AUGUST-2001
--------------                                                                                                     -----------
ASSET                                                                                               TOTAL
NUMBER       ITEM                 DESCRIPTION          SERIAL NO          QUANTITY      COST        VALUE           SALE PRICE
------       ----                 -----------          ---------          --------      ----        -----           ----------
             Brewery Box                               116R019605039          1        2,000        2,000             200.00


IV00110      Kaiser Stand                                                     1          220          220              22.00

             Monitor              Hitachi 15 MVX                              1          348          348              34.80


             PC Anywhere
             Box with 52K Modem                                               1                                       400.00

             Keyboard                                                         1                                        10.00

             Mouse                                                            1                                         5.00



                                                                                                  -------           ----------
                                                                                      TOTAL
                                                                                      VALUE         2,568              671.80
                                                                                                  =======           =========

INTEGRAL VISION UK                                    FIXTURES & FITTINGS                        (0040)            AUGUST-2001
------------------                                    -------------------                                          ------------
                                                      (15% ie 6.67years ie 80 months)
Worksheet List
--------------
                                                                               MONTHS DEP           117
ACQUIRED          DESCRIPTION                         SUPPLIER                 TO DATE             COST             SALE PRICE
--------          -----------                         --------                 -------             ----             ----------
                  Chairs & Tables                                                                                1,500.00
                  Filing Cabinets and Bookcases
                   - min of 15                                                                                     500.00
Mar 95            Blinds                              Concord Blinds              76           263.05               13.15
Mar 95            Fire extinguishers                  MK Fire                     76           635.00               31.75
Mar 95            Fire extinguishers                  MK Fire                     76           140.64                7.03
Mar 95            13 bays rivetier                    Action                      76           955.00               47.75
Mar 95            4 bays rivetier                     Action                      76           300.00               15.00
April 95          Cable master                        Cablemaster                 75           313.00               19.56
April 95          Telephone system                    Datasharp                   75        10,198.30              637.39
                  Additional security
April 95                                              BSS                         75         1,171.00               73.19
April 95          Telephone system                    Datasharp                   75         2,097.02              131.06
April 95          3 bays rivetier                     Action                      75           307.64               19.23
June 95           Shelves/fixing                      Rittal                      73         1,166.84              102.10
Mar 96            Bike shed                                                       64           511.71              102.34
May 96            Safe for stores                     Neat ideas                  62           349.00               78.53
Oct 98            Video Recorder                      PH Credit Card              32            99.99               59.99
Feb-00            Cisco Router/Site Survey            K& B Computers              17         2,180.00            1,716.75
Mar-00            2 Chairs + 1 Table (Reception)      Inter County                16           363.00              290.40
Mar-00            1 Table                             Inter County                16            85.00               68.00
Aug-00            Voice Mail System                   Anglia Telecom              11         3,095.00            2,669.44
Aug-00            Franking Machine - SMILE            Ascom Hasler                11           699.00              602.89
Sep-00            Instapak Quick Bag Warmer           MacFarlane                  10           299.00              261.63
Sep-00            Cupboards/Filing Cabinets           Pedder & Summers            10           504.97              441.85
                                                                                            ---------            --------

                                                      TOTAL AS AT AUGUST-2001               25,471.11            9,389.03
                                                                                            =========            ========


INTEGRAL VISION UK                             LEASEHOLD IMPROVEMENTS                       (0110)                     AUGUST-2001
------------------                             ----------------------                        ------                    -----------
                                               (33% ie 3 years ie 36 months)
Worksheet List
--------------
                                                                         MONTHS
                                                                           DEP               10
ACQUIRED          DESCRIPTION                   SUPPLIER                 TO DATE             COST             DEP       SALE PRICE
--------          -----------                   --------                 -------             ----             ----
                  Sign at Front of
Sep-00            Building                      Denmark Signs            10                  1,725.00         1,725.00     0.00
                                                                                             --------         --------     ----

                                                                                             1,725.00         1,725.00     0.00
                                                TOTAL AS AT AUGUST-2001                      ========         ========     =====

INTEGRAL VISION UK                                         CAPITAL SOFTWARE - 0500                                     AUGUST-2001
------------------                                         -----------------------                                     -----------
Worksheet List                                             (Five years ie 60 months)
--------------
                                                                                   MONTHS DEP           75
ACQUIRED          DESCRIPTION                              SUPPLIER                 TO DATE             COST            SALE PRICE
--------          -----------                              --------                 -------             ----            -----------
Feb 95            Microsoft mail license/install.          Net connect                 60                1,071.00            0.00
April 95                                                   Adept scientific            60                  793.85            0.00
May 95            TG Cad                                   Greymatter                  60                1,080.00            0.00
May 95            AutoCAD                                  Stanford marsh              60                1,490.00            0.00
June 95           PVCS Tracker for windows                 Intersolv                   60                  708.00            0.00
July 95           Businessmaster                           Barclays                    60                  575.00            0.00
July 95           User licenses for Word & Excel           Global microsystems         60                5,132.58            0.00
Aug 95            'May cash expenses'                                                  60                  524.55            0.00
Aug 95            Framemaker for windows                   Mekon                       60                  550.00            0.00
Aug 95            NW NFS v 2.1                             Azlan                       60                1,255.00            0.00
Sept 95           NW Net UG any 100 user                   CHS                         60                1,390.00            0.00
Sept 95           NW Net NFS                               CHS                         60                1,596.00            0.00
Nov 95            Node LAN for windows                     PR Aug cc                   60                  447.95            0.00
Feb 96            Q Pulse 3 user network                   Adept sxientific            60                  759.00            0.00
Mar 96            Connect 2 gateway                        Net connect                 60                1,265.00            0.00
July 96           Virus software                           S & S                       58                2,184.00           72.80
Aug 96            Windows licenses (55)                    CHS                         57                3,542.00          177.10
Aug 96            Windows NT upgrades (5)                  Global                      57                1,040.00           52.00
Aug 96            Visual C++ upgrades/subscriptions        Global                      57                6,063.00          303.15
Aug 96            MS DOS tools                             CHS                         57                  742.00           37.10
Sept 96           Windows NT license                       CHS                         56                  710.00           47.33
Sept 96           Windows NT license                       CHS                         56                  710.00           47.33
Sept 96           MS DOS tools                             CHS                         56                  106.00            7.07
Sept 96           MS DOS tools                             CHS                         56                  106.00            7.07
                  V Basic CD ROM                           CHS                         45                  823.70          205.93
                  Dr Solomon's                                                         45                  598.00          149.50
Feb-98            Licenses                                 CHS                         41                  699.50          221.51
Feb-98            Licenses                                 CHS                         41                1,264.00          400.27
Feb-98            OEM NT V4                                CHS                         41                1,330.00          421.17
Feb-98            Licenses                                 CHS                         41                1,675.97          530.72
Feb-98            Visual C++ Pro 5.0                       CHS                         41                  163.60           51.81
Feb-98            Proteus 4 level 3                        Labcenter                   41                1,329.00          420.85
Feb-98            Windows Graphics Astound 2.1 V4          Software Warehouse          41                  145.85           46.19
Feb-98            Company A/c's Windows upgrade            Sage                        41                   54.00           17.10
Feb-98            Notes Domino Server V4.6                 Trilogy Computers           41                3,066.00          970.90
Jun-98            Act Licenses for Lotus Notes *10         Trilogy Computers           35                1,560.00          650.00
Sep-98            Mathcad 8.0 Professional Upgrade         Adept Scientific            33                  159.00           71.55
Oct-98            Vstudio Ent Edition 6.0 Licenses         CHS                         33                4,251.25        1,913.06
Nov-98            Vstudio Ent Edition 6.0 CD               CHS                         32                1,005.00          469.00
Nov-98            Visual Basic 5.0                         Forefront                   32                  775.00          361.67

INTEGRAL VISION UK                                      CAPITAL SOFTWARE - 0500   (CONT'D)                          AUGUST-2001
------------------                                      ----------------------------------                          -----------
Worksheet List                                          (Five years ie 60 months)
--------------
                                                                                    MONTHS DEP          75
ACQUIRED          DESCRIPTION                           SUPPLIER                    TO DATE             COST       SALE PRICE
--------          -----------                            --------                 -------               ----       -----------
Jan-99            Paint Shop Pro 5 licenses                                                 29          443.17           228.97
Feb-99            Robohelp HMTL 7.0                     System Science                      28          304.00           162.13
Jan-99            Dr. Solomons AV License 20 User       SMC                                 29          861.00           444.85
Feb-99            Diskeeper - 10 Users                  MISCO                               28          277.95           148.24
Mar-99            Winzip v7 - 20 Users                  User Interface                      28          335.00           178.67
Mar-99            MS Windows NT Workstation - 10        WCS Power PC                        28          598.00           318.93
Feb-00            AutoCAD - T.W.                        Cadline                             17          855.99           613.46
Mar-00            Internet Dreamweaver V3               Software Warehouse                  16          228.99           167.93
Apr-00            Mathcad 2000/Image Processing         Adept Scientific                    15          700.00           525.00
Aug-00            NT/Win98/Office97 License             CA International                    11          444.00           362.60
Nov-00                                                  Proteus PCB
                  Labcenter                             Upgrade                              8          390.00           338.00
Oct-00            Made to Manage                        4Front Consulting                    9        8,625.00         7,331.25
                  Made to Manage - Training for
                   5 People - still to be agreed                                                                       3,750.00
                                                                                                     ---------         --------
                                                        TOTAL AS AT AUGUST-2001                      66,803.90        22,222.19
                                                                                                     ==========       ==========

INTEGRAL VISION UK                                       TOOLING & EXHIBITION                                          AUGUST-2001
------------------                                       --------------------                                          -----------
                                                         (20% ie 5 years ie 60 months)
Worksheet List
--------------

                                                                                  MONTHS DEP              99
ACQUIRED          DESCRIPTION                            SUPPLIER                 TO DATE                 COST         SALE PRICE
--------          -----------                            --------                 -------                 ----         -----------

               TOOLING EQUIPMENT                      (0070)
               -----------------

                  Andy Smith's and Andy Harrison's                                                                        500.00
                  Andy Mucha's                                                                                            500.00
                  Will Everitt's & Nasir's                                                                                500.00
                                                                                                         --------       --------

                                                                                TOTAL TOOLING                0.00       1,500.00
                                                                                                         =========      ========

               EXHIBITION EQUIPMENT                   (0100)
               --------------------

Jan 99            Phillips Hopper SV10 Projector         Av Northampton                   29             3,179.00       1,642.48
Mar-00            Coffee Machine                         Luis Sousa Expenses              16               247.85         181.76
                  All Other Exhibition Equipment                                                                          900.00


                                                                                                         --------       --------
                                                                              TOTAL EXHIB. EQUIP         3,426.85       2,724.24
                                                                                                         =========      ========

                       SCHEDULE 1.K.(1) - CUSTOMER ORDERS
                           (See page 3 for discussion)

(1) Customer Orders to be transferred


CUSTOMER ORDER #     IV ORDER #        UNIT PRICE       QTY      TOTAL PRICE
----------------     ----------        ----------       ---      -----------
601570 Gillette        107             BPS 1,900         1        BPS 1,900
12248/1021 Dimaco       98             Euro 10,562       1      Euro 10,562

Gillette may be shipped and final invoiced by Closing


(2) Buyer's Orders that are not being transferred, but are subject to the Manufacturing Agreement between Buyer and Seller

DIMACO ORDER #    IV ORDER #       UNIT PRICE       QTY      TOTAL PRICE
--------------    ----------       ----------       ---      -----------
12014/1015        1004             Euro 10,665       3        Euro   31,995
12037/1016        1022             Euro   8,175      2        Euro   16,350
12139/SOPR        1107             Euro   7,700      16       Euro 123,200

                        SCHEDULE 1.K(2) - PURCHASE ORDERS
                           (See page 3 for discussion)

            SUPPLIER                PURCHASE ORDER       VALUE IN L
            --------                  NUMBER
Actebis                           0067                       1,063.50
FirstSight Vision                 0066                       3,839.00
FirstSight Vision                 0062                       7,685.00
FirstSight Vision                 0027                      14,280.00

                   SCHEDULE 4.C - ALLOCATION OF PURCHASE PRICE
                           (see page 5 for discussion)


                 To be provided by Buyer and approved by Seller

                    SCHEDULE 6.A - NON-COMPETITION AGREEMENT
                           (See page 5 for discussion)

                            NON-COMPETITION AGREEMENT

      Agreement made this 24th day of August, 2001 by and between n.v. DIMACO s.a., a Belgium corporation of Parc Scientifique Gembloux-Namur, 30 Ph. Lejeune, 5032 Isnes, Belgium ("Buyer"), Integral Vision, Inc., a Michigan corporation of 38700 Grand River Avenue, Farmington Hills, Michigan 48335 ("Parent"), Integral Vision Ltd., an English corporation of Unit 8/9 Railton Road, Woburn Rd, Industrial Estate, Kempston, Bedford MK42 7PW, a wholly owned subsidiary of Parent ("Subsidiary") ("Parent" and "Subsidiary" sometimes collectively referred to as "Seller")(Seller herein called "Restricted Party").

                                    Recitals

      WHEREAS, Buyer has purchased certain assets of the Seller associated with its business of developing and manufacturing a certain Full Bottle Inspection System, a certain Code and Label Inspection System, a certain Keg Inspection System, a certain System for Tobacco Instrumentation, a certain Inspection System for Web Based Print Quality and Solar a Cell Inspection System (the "Business") pursuant to an Asset Purchase Agreement dated August 24, 2001 ("Purchase Agreement");

      THEREFORE, for good and valuable consideration as hereinafter set forth, it is agreed as follows:


      1. Covenant Not to Compete. For a period of five (5) years from the date of this agreement the Restricted Party will not separately or in association with others, establish, engage in or become interested, directly or indirectly, as owner, partner, shareholder, consultant or advisor or otherwise in the development and manufacture of a Full Bottle Inspection System, except Restricted Party may own stock in publicly held companies so long as the Restricted Party own less than 5%. The Full Bottle Inspection System shall mean the Intelicheck system developed only to inspect clear PET bottles at the end of a filling line, and which performs all of the following checks: label identification (i.e., is it the correct label), label placement, fill level, cap colour, cap position, cap skew and tamper evident seal.

      2. Consideration. The consideration for this Covenant Not to Compete shall be included in the Purchase Price payable pursuant to the Purchase Agreement.

      3. Injunctive Relief. In the event the Restricted Party breaches the covenant not to compete contained herein, the parties agree that Buyer lacks an adequate remedy at law for breach by the Restricted Party of the provisions of this Agreement and the Buyer shall be entitled to obtain, in addition to any other remedies to which it may be entitled at law or in equity, injunctive relief (including temporary and preliminary injunctive relief) against the breaching party enjoining or restraining such party from continuing such breach.

            Nothing herein contained shall be construed as prohibiting Buyer from pursuing or obtaining any other or additional remedies available at law or in equity for such breach against any or all of the Restricted Party in any court of competent jurisdiction, and Buyer shall have such additional relief, including but not limited to money damages, as the court may deem appropriate. All remedies shall be cumulative and not exclusive.

The parties have executed this agreement on the date written above.

RESTRICTED PARTY:                                 BUYER:
Integral Vision, Inc.                             n.v. DIMACO s.a.



---------------------------------          ------------------------------------
By: Charles J. Drake                       By:
Its: Chairman                              Its:


Integral Vision Ltd

---------------------------------
By:  Charles J. Drake
Its: Director

                       SCHEDULE 6.C - ASSIGNMENT OF LEASE
                           (See page 6 for discussion)

                            ASSIGNMENT OF UNDERLEASE
                          AND CONSENT OF THE LANDLORDS

         The undersigned, INTEGRAL VISION LTD, an English corporation of 12 Railton Road, Woburn Road Industrial Estate, Kempston, Bedford MK42 7PW ("Assignor") does hereby assign, transfer and convey to n.v. DIMACO s.a., a Belgium corporation of Parc Scientifique Gembloux-Namur, 30 Ph. Lejeune, 5032 Isnes, Belgium ("Assignee"), for good and valuable consideration, receipt of which is acknowledged, all of its right, title and interest in and to that certain Underlease dated August 18, 1995 between Assignor as Tenant and Sapreco
(UK) Limited of 21 St. Thomas Street, Bristol BS1 6JS as "Landlord", relative to Units 8 and 9, Wolseley Business Park, Kempston, Bedford ("Underlease"), including any security deposit. The current rent is _________ per annum. Assignor warrants that the Underlease as to Units 8 and 9 is not in default and all rent and invoiced obligations of Landlord and Tenant for Units 8 and 9 are current. Uninvoiced obligations of Assignor (Tenant) for Units 8 and 9 will be prorated between Assignor and Assignee. Landlords do hereby release Assignor from all obligations of the Underlease for Units 8 and 9 arising from and after the date hereof. Tenant's rights to full performance of all the terms, conditions, and covenants of the Underlease for Units 8 and 9 remain in effect regardless of this Assignment.

         Assignee shall abide by the same provisions as set forth in the Underlease as to Unit Units 8 and 9. The signatures of Landlords below shall attest to their consent to this Assignment and acceptance of Assignee as the Tenant for Units 8 and 9, notwithstanding any prior prohibition against assignment in the Underlease or Superior Lease.

     IN WITNESS WHEREOF, the undersigned have executed this Assignment on this ____ day of________, 2001.


Approved and Agreed:

Landlord (Underlease):
Sapreco (UK) Limited                       Integral Vision Ltd

---------------------------------          ------------------------------------
By:                                        By:      Charles J. Drake
   ------------------------------          Its:     Director
Its:
   ------------------------------

Landlord (Superior Lease):                  Assignee:
Kalamati Enterprises Limited                n.v. Dimaco s.a.
------------------------------              ---------------------------------
By:                                         By:
   ------------------------------              ---------------------------------
Its:                                        Its:
   ------------------------------              ---------------------------------

                       SCHEDULE 6.C-1 - SUBLEASE OF LEASE
                           (See page 6 for discussion)



                             SUBLEASE OF UNDERLEASE

         The undersigned, INTEGRAL VISION LTD, an English corporation of 12 Railton Road, Woburn Road Industrial Estate, Kempston, Bedford MK42 7PW ("Subleassor") does hereby Sublease, to n.v. DIMACO s.a., a Belgium corporation of Parc Scientifique Gembloux-Namur, 30 Ph. Lejeune, 5032 Isnes, Belgium ("Subleasee"), for good and valuable consideration, receipt of which is acknowledged, all of its right, title and interest in and to that certain Underlease dated August 18, 1995 between Subleassor as Tenant and Sapreco (UK) Limited of 21 St. Thomas Street, Bristol BS1 6JS as "Landlord", relative to Unit 8, Wolseley Business Park, Kempston, Bedford ("Underlease"), including any security deposit. The current rent is _________ per annum. Subleassor warrants that the Underlease as to Unit 8 is not in default and all rent and invoiced obligations of Landlord and Tenant for Unit 8 are current.

         Uninvoiced obligations of Subleassor (Tenant) for Unit 8 will be prorated between Subleassor and Subleasee.

         Subleasee shall abide by the same provisions as set forth in the Underlease as to Unit 8.

     IN WITNESS WHEREOF, the undersigned has executed this Assignment on this 24th day of August, 2001.

Approved and Agreed:

                                           Integral Vision Ltd
                                           ------------------------------------
                                           By:      Charles J. Drake
                                           Its:     Director

                                           n.v. Dimaco s.a.


                                           By:
                                               ---------------------------------
                                           Its:
                                               ---------------------------------

                     SCHEDULE 6.D - MANUFACTURING AGREEMENT
                           (See page 6 for discussion)


         THIS MANUFACTURING AGREEMENT, dated as of August 24, 2001 (the "Effective Date"), is made between Integral Vision, Inc., a Michigan corporation ("Integral Vision"), with offices at 38700 Grand River, Farmington Hills, Michigan 48335-1563 and n.v. DIMACO s.a., a Belgium corporation ("Dimaco") of Parc Scientifique Gembloux-Namur, 30 Ph. Lejeune, 5032 Isnes, Belgium and DIMACO UK Ltd., a United Kingdom corporation (collectively "Dimaco").

                                    RECITALS

         A. Integral Vision is selling the Business in the United Kingdom to n.v. Dimaco s.a. (the "Purchase") pursuant to the terms and conditions of an Asset Purchase Agreement between n.v. Dimaco s.a. and Integral Vision dated August 24, 2001 (the "Purchase Agreement").

         B. Prior to the Purchase, Integral Vision provided certain manufacturing services in the United Kingdom to support Integral Vision's inspection systems for the optical disc industry including an Identification Code Verification System, a Screen and Offset Printed Label Inspection System, and an Optical Disc Orientation System (the "Optical Disc Business").

         C. Integral Vision has three (3) pending orders in the Business which are not being sold under the Purchase Agreement but which need to be manufactured ("Pending Orders"). See Schedule 1.K.(1), sub (2), of the Purchase Agreement.

         D. Integral Vision desires and Dimaco is willing to provide certain manufacturing services for Integral Vision's Optical Disc Business and for the Pending Orders.

                                   AGREEMENTS

1. Manufacturing Services Provided By Dimaco. Subject to the terms and conditions provided herein, Dimaco shall provide Integral Vision with Manufacturing Services (hereafter referred to as "Services" or "Service") on an interim basis, consisting of the manufacture and assembly of products for the Optical Vision Business and for Pending Orders.

         A. On receipt of a customer purchase order for either the Optical Vision Business or Pending Orders, Integral Vision will request Dimaco to manufacture the system ordered by the customer.

         B. Dimaco will work with Integral Vision's sales agent in order to define the system that has been ordered.

         C. Dimaco will then take full responsibility for procurement, building, testing and shipping of the equipment according to the time scales agreed upon by the parties hereto at the time of order confirmation. Installation and commissioning of orders in the Optical Disc Business will be the responsibility of Integral Vision and for the Pending Orders will be the responsibility of Dimaco.

         D. Integral Vision may request Services that it desires for Dimaco to perform within commercially reasonable time prior to the performance of such Services. Upon request, Dimaco will take those actions which it reasonably believes necessary to perform the Services.

2. Fees and Additional Charges. Integral Vision agrees to pay for the Services received hereunder as follows:

         A. Payment for Manufacturing Services. For the manufacturing services referenced in section 1, upon completion of the order, Dimaco will invoice Integral Vision for the material, at cost, plus a commission of 12.5% of the value of the invoice to be billed to the customer for whom the order was placed. Dimaco will bill Integral Vision for the Services on a monthly basis and such amount shall be paid by Integral Vision within 30 days of invoice.

         B. Optical Disc Business. For the Optical Disc Business, invoicing, collection of invoices and credit control will be handled by Integral Vision.

         C. Pending Orders. For the Pending Orders, after the manufacturing is complete, Integral Vision will bill Dimaco at the previously agreed price. This will be paid under strict net 45 day terms. Dimaco is totally responsible for the collection of invoices and credit control from its customers for the Pending Orders.

         D. Payment Option by Integral Vision. Under the terms of the Purchase Agreement, Dimaco owes certain additional sums to Integral Vision. Integral may offset any funds owed to Dimaco under this manufacturing agreement against the sums still due Integral Vision by Dimaco until such sums are paid in full.

3. Warranty. For all Manufacturing Services, Dimaco will warrant its workmanship for up to one year from the time the services are performed. In the event any product is determined to be defective due to workmanship in Manufacturing Services, Dimaco will repair or replace the product.

4. Term. This Agreement shall be effective on August 24, 2001 or such other date as agreed upon by the parties ("Effective Date") and can be terminated by either party upon thirty (30) days written notice.

5. Force Majeure. Neither party shall be liable to the other if such party's fulfillment or performance of any terms or provisions of this Agreement is delayed or prevented by revolution or other civil disorders, wars, act of enemies, strikes, electrical equipment availability failures, labor disputes, fires, floods, act of God, federal, state, or municipal action, statute, ordinance or regulation, or, without limiting the foregoing, any other causes not within its reasonable control, and which by the exercise of reasonable diligence it is unable to prevent, whether of the class of causes hereinbefore enumerated or not.

6.       Miscellaneous.

         A. Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of Michigan, without regard to choice of law.

         B. Limitations. Nothing in this Agreement is to be construed as an assignment or grant of any right, title or interest in any trademark, copyright, design or trade dress or patent right.

         C. Parties in Interest. This Agreement may be assigned to a parent or subsidiary of a party, or to a third party acquiring substantially all of the assets of a party, provided that prior to such assignment the other party has granted its written consent to the assignment, and further provided that neither party may unreasonably withhold its consent to a request for assignment and by Dimaco to DIMACO UK Ltd. Except as provided above, this Agreement may not be assigned to a third party.

         D. Entire Agreement. This Agreement is the entire agreement between the parties in connection with the matters set forth herein. This Agreement may only be amended in writing signed by both parties.

         E. Notices. All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if personally delivered, or if mailed by first class mail, postage prepaid, or by air express service, with charges prepaid and addressed as follows:

                              If to Integral Vision:

                              Integral Vision, Inc.
                              38700 Grand River
                              Farmington Hills, MI 48335-1563
                              Attn.: Charles J. Drake, Chairman of the Board

                              If to Dimaco:

                              n.v. Dimaco s.a.
                              Parc Scientifique Gembloux-Namur
                              30 Ph. Lejeune, 5032
                              Isnes, Belgium

                  Either party may, by written notice so delivered to the other, change the address to which future delivery shall be made.

                  F. No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement. The parties assume no liability to any third party because of any reliance on the representation, warranties and agreements of the parties contained in this Agreement.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                 Integral Vision, Inc.

                                 By:  ______________________________
                                      Charles J. Drake, Chairman of the Board

                                 n.v. DIMACO s.a.

                                 By:
                                    ---------------------------------

                                 Its:
                                    ---------------------------------

                                 DIMACO UK Ltd.

                                 By:
                                    ---------------------------------

                                 Its:
                                    ---------------------------------

                     SCHEDULE 12.C.(1) - REQUIRED APPROVALS
                          (See page 10 for discussion)

Approval by Board of Directors

                      SCHEDULE 12.D - FINANCIAL STATEMENTS
                          (See page 11 for discussion)
                                  See Attached

          SCHEDULE 12.F - DISCLOSURE OF CHANGES IN CONDUCT OF BUSINESS
                          (See page 11 for discussion)

                                      NONE

                      SCHEDULE 12.H - ADDITIONAL CONTRACTS
                          (See page 12 for discussion)

Lex Vehicle Partners             Seat Leon (auto)      BPS 457.60 per month
--------------------------------------------------------------------------------
JSR Equipment Leasing            2 water coolers       BPS   32.50 per month
--------------------------------------------------------------------------------
Xerox Finance                    Photocopy/Fax         BPS 157.33 per month
--------------------------------------------------------------------------------

               SCHEDULE 12.I - LIST OF PROPERTY USED BUT NOT OWNED
                          (See page 12 for discussion)

        On Schedule 12.Q, see "Intellectual Property Not Owned by Seller"

                       SCHEDULE 12.L - CLAIMS OR DISPUTES
                          (See page 13 for discussion)

         Seller owes certain payments to the U.K. National Insurance system for periods when some of Seller's employees who were U.K. citizens were employed in the United States. Seller acknowledges that Buyer is not assuming these liabilities, and Seller will indemnify Buyer against any expense or liability arising from these matters.

                        SCHEDULE 12.O - PROGRESS PAYMENTS
                          (See page 13 for discussion)

                                      NONE

                      SCHEDULE 12.Q - INTELLECTUAL PROPERTY
                           (See page 14 for discussion)

(1) SEE ALSO SCHEDULE 1.H

(2) INTELLECTUAL PROPERTY OWNED BY SELLER

         Application Codes for the Full Bottle Inspection System, the Code and Label Inspection System, the Keg Inspection System, the System for Tobacco Instrumentation, an Inspection System for Web Based Print Quality, and a Solar Cell Inspection System.

(3) ADDITIONAL INTELLECTUAL PROPERTY OWNED BY SELLER

         Inventions, discoveries, improvements, designs, prototypes, trade secrets, manufacturing and engineering drawings, process sheets, specifications, bills of material, formulae and secret and confidential processes, know-how, technology, and other industrial property (whether patentable or unpatentable) used exclusively in the Business, including bills of material, assembly drawing, mechanical drawing, application software, and wiring diagrams for products.

See Exhibit 12.Q-A for Assignment of Intellectual Property

(4) INTELLECTUAL PROPERTY NOT OWNED BY SELLER

         Certain Intellectual Property, including but not limited to the following, is not transferable by Seller:


NT 4.0

PcAnywhere

Intel IPL (Image Processing Library which is public domain)

CVB Image Manager

CVB Minos

POSSIBLE INFRINGEMENT CLAIMS

         The Lemelson Foundation is the owner of numerous vision patents and seems to take the position that anything dealing with machine vision infringes on their patents. Although there is serious question about the validity of Lemelson's patents, Lemelson has brought claims and lawsuits, and has had some success, against end users of machine vision products. According to Lemelson, any of these end-user's use of machine vision products could be infringing on Lemelson's patents. There is currently major litigation by certain machine vision manufacturers attacking the validity of Lemelson's patents. Seller makes no warranty nor shall Seller indemnify Buyer as to any Lemelson claim or derivative action.

                                 EXHIBIT 12.Q-A
                      ASSIGNMENT OF INTELLECTUAL PROPERTIES

       THIS ASSIGNMENT OF INTELLECTUAL PROPERTIES, effective the 24th day of August, 2001, is between Integral Vision, Inc., a Michigan corporation ("Assignor"), and n.v. DIMACO s.a., a Belgium corporation of Parc Scientifique Gembloux-Namur, 30 Ph. Lejeune, 5032 Isnes, Belgium ("Assignee").

                                    RECITALS

       A. The Assignor and Assignee are parties to a certain Asset Purchase Agreement dated August 24, 2001 ("Asset Purchase Agreement"). All capitalized terms not otherwise defined in this Assignment shall have the meanings set forth in the Asset Purchase Agreement.

       B. The Assignor is the owner of all right, title and interest in and to certain intellectual properties relating to developing and manufacturing a Full Bottle Inspection System, a Code and Label Inspection System, a Keg Inspection System, a System for Tobacco Instrumentation, an Inspection System for Web Based Print Quality, and a Solar Cell Inspection System ("Business").

       C. The Assignor desires to assign all Assignor's right, title and interest in these properties to the Assignee and the Assignee desires to accept such assignment.

                                   AGREEMENTS

         In consideration of the recitals and mutual agreements which follow and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignee and the Assignor agree as follows:

       1. Assignment of Application Codes. The Assignor assigns and contributes to the Assignee, and the Assignee assumes, all Assignor's right, title and interest worldwide in and to the application codes listed in Schedule A attached hereto.

       2. Assignment of Trade Secrets. The Assignor assigns and contributes to the Assignee, and the Assignee assumes, all of the Assignor's right, title and interest worldwide in

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and to all trade secrets, unfiled patent or invention disclosures, confidential information and know-how related solely to the Business.

          3. Assignment of Accrued Enforcement Rights. The Assignor assigns and contributes to the Assignee, and the Assignee assumes, any of Assignor's causes of action for infringement of any of the intellectual properties specified in Paragraphs 1 and 2 above that may have accrued prior to the execution date of this Agreement.


         4. Further Assurances. The Assignor shall provide the Assignee, its successors, assigns or other legal representatives, cooperation and assistance at the Assignee's reasonable request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required): (1) in the preparation and prosecution of any applications for patents or registration of the intellectual property assigned pursuant to this Assignment; (2) in the prosecution or defense of any interference, opposition, infringement or other proceedings that may arise in connection with any of the intellectual property assigned pursuant to this Assignment; and (3) in the implementation or perfection of this Assignment. The Assignor agrees that it shall not assist or encourage, through action or inaction, any challenge to the validity, enforceability or ownership of the intellectual property assigned hereby.

       5. Governing Law. This Agreement shall be governed by the laws of the State of Michigan, without regards to any conflicts of laws provisions to the contrary.


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       IN WITNESS WHEREOF, we have hereunto set our hands and seal.

                                            For ASSIGNOR, Integral Vision, Inc.:

                                            By:
                                               -------------------------------
                                            Printed Name: Charles J. Drake
                                            Title: Chairman of the Board and CEO

                                            For ASSIGNEE, n.v. DIMACO s.a.


                                            By:
                                               -------------------------------
                                            Printed Name:
                                            Title:


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                                   SCHEDULE A

Application Code for Full Bottle Inspection System
Application Code for Code and Label Inspection System
Application Code for Keg Inspection System
Application Code for System for Tobacco Instrumentation
Application Code for Inspection System for Web Based Print Quality Application Code for Solar Cell Inspection System




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                             SCHEDULE 14 - EMPLOYEES
                          (See page 15 for discussion)

          LIST OF EMPLOYEES AGREED TO BE EMPLOYED BY BUYER OR AFFILIATE

                  Caton, Valerie
                  Everitt, Will
                  Harrison, Andy
                  Jenkins, Christina
                  Lane, Peter
                  Mahmood, Nasir
                  Mucha, Andrew
                  Newbury, Molly
                  Smith, Andrew
                  Wesley, Tim


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                                  BILL OF SALE

         For good and valuable consideration, receipt of which is hereby acknowledged, Integral Vision, Inc., a Michigan corporation, of 38700 Grand River Avenue, Farmington Hills, Michigan 48335, and Integral Vision Ltd, an English corporation, of Unit 8/9 Railton Road, Woburn Rd., Industrial Estate, Kempston Bedford MK42 7PW (hereinafter collectively, "Seller"), does hereby sell, assign, transfer and deliver to n.v. DIMACO s.a., a Belgium corporation of Parc Scientifique Gembloux-Namur, 30 Ph. Lejeune, 5032 Isnes, Belgium (hereinafter "Buyer"), all of its right, title and interest in and to the following and does hereby warrant title to the same:

1. All Purchased Assets specifically segregated for Buyer's benefit, as Purchased Assets and Business are defined in the Asset Purchase Agreement between the parties dated August 24, 2001 ("Agreement") but excluding any used in the Unrelated Business (as defined in the Agreement), and excluding the Excluded Assets set forth in the Agreement.

2. All of its intellectual property, including but not limited to inventions, discoveries, improvements, designs, prototypes, trade secrets, manufacturing and engineering drawings, process sheets, know-how and technology used in the Business but excluding any used in the Unrelated Business.

3.     Any and all purchase orders for products or supplies of Seller listed on
       Schedule 1.K.(2) of the Agreement.

4. Any and all customer orders set forth on Schedule 1.K.(1) of the Agreement, except the Buyer's orders listed on Schedule 1.K.(1) sub (2), of the Agreement.

5. All records and lists that pertain directly or indirectly, in whole or in part, to any one or more of the following: the Seller's customers, suppliers, advertising, promotional material, sales, services, delivery, internal organization, employees or operations used in the Business but excluding any used in the Unrelated Business.

         To have and to hold the same unto the Buyer, it successors and assigns, forever, free, clear and discharged of all former grants, security interests, taxes, judgments, mortgages, liens and encumbrances of whatever nature, pursuant to the Agreement between the parties.

       Attached hereto as Exhibit A is a list of Excluded Assets.

       The undersigned has executed this instrument effective the 24th day of August, 2001

SELLER:

Integral Vision, Inc.                           Integral Vision Ltd


-------------------------                       ------------------------------
Charles J. Drake, Chairman                      Charles J. Drake, Director

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                                  Attachment A
                                "Excluded Assets"

Buyer is not purchasing the Excluded Assets. "Excluded Assets" shall include the following:

1. All of Seller's books of account (although copies of such books and records relating to the Business shall, on reasonable request made by representatives of Buyer, be provided to Buyer);

2. Claims for refunds of federal and state income taxes, tax credits of any kind;

3.     Cash or cash equivalents;

4. Patents, software and Source Codes for such software as to which Buyer is specifically granted only a license under the heading "Parent owned Tools to be Licensed to Buyer" on Schedule 1.G of the Agreement; and

5. The name "Intelicheck" or "Integral Vision, Inc.", or "Integral Vision Ltd," or any assumed names, trade names or variations thereof;

6. The WIP Inventory for the Buyer's orders, and such Buyer's orders, as such Buyer's orders are listed on Schedule 1.K.(1), sub (2), to the Agreement, and

7.     The Unrelated Business.


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